                                                                 EXECUTION COPY















                                CREDIT AGREEMENT


                          Dated as of December 5, 1996


                                      Among


                         COLLINS & AIKMAN PRODUCTS CO.,
                                  as Borrower,



                          COLLINS & AIKMAN CORPORATION,
                                  as Guarantor,


                            THE LENDERS NAMED HEREIN,


                                       And


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                                TABLE OF CONTENTS


ARTICLE      SECTION                                                                                           PAGE

I.
                                   DEFINITIONS

             SECTION 1.01.  DEFINED TERMS.......................................................................  1
             SECTION 1.02.  TERMS GENERALLY..................................................................... 18

II.

                                   THE CREDITS

             SECTION 2.01.  COMMITMENTS......................................................................... 18
             SECTION 2.02.  LOANS............................................................................... 18
             SECTION 2.03.  NOTICE OF BORROWINGS................................................................ 19
             SECTION 2.04.  NOTES; REPAYMENT OF LOANS........................................................... 19
             SECTION 2.05.  FEES................................................................................ 20
             SECTION 2.06.  INTEREST ON LOANS................................................................... 20
             SECTION 2.07.  DEFAULT INTEREST.................................................................... 20
             SECTION 2.08.  ALTERNATE RATE OF INTEREST.......................................................... 21
             SECTION 2.09.  TERMINATION AND REDUCTION OF COMMITMENTS............................................ 21
             SECTION 2.10.  CONVERSION AND CONTINUATION OF BORROWINGS........................................... 21
             SECTION 2.11.  REPAYMENT OF BORROWINGS............................................................. 22
             SECTION 2.12.  PREPAYMENT.......................................................................... 22
             SECTION 2.13.  RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES....................................... 23
             SECTION 2.14.  CHANGE IN LEGALITY.................................................................. 25
             SECTION 2.15.  INDEMNITY........................................................................... 25
             SECTION 2.16.  PRO RATA TREATMENT.................................................................. 25
             SECTION 2.17.  PAYMENTS............................................................................ 26
             SECTION 2.18.  TAXES............................................................................... 26

III.

                         REPRESENTATIONS AND WARRANTIES

             SECTION 3.01.  ORGANIZATION, CORPORATE POWERS...................................................... 28
             SECTION 3.02.  AUTHORIZATION....................................................................... 28
             SECTION 3.03.  ENFORCEABILITY...................................................................... 28
             SECTION 3.04.  JPS AUTOMOTIVE ACQUISITION.......................................................... 29
             SECTION 3.05.  USE OF PROCEEDS..................................................................... 29
             SECTION 3.06.  FEDERAL RESERVE REGULATIONS......................................................... 29
             SECTION 3.07.  PLEDGE AGREEMENT.................................................................... 29
             SECTION 3.08.  FINANCIAL STATEMENTS................................................................ 29
             SECTION 3.09.  NO MATERIAL ADVERSE CHANGE.......................................................... 30
             SECTION 3.10.  TITLE TO PROPERTIES; POSSESSION UNDER LEASES........................................ 30
             SECTION 3.11.  SUBSIDIARIES........................................................................ 30
             SECTION 3.12.  LITIGATION; COMPLIANCE WITH LAWS.................................................... 30
             SECTION 3.13.  AGREEMENTS.......................................................................... 31
             SECTION 3.14.  INVESTMENT COMPANY ACT.............................................................. 31
             SECTION 3.15.  PUBLIC UTILITY HOLDING COMPANY ACT.................................................. 31
             SECTION 3.16.  TAX RETURNS......................................................................... 31

                                        i


ARTICLE      SECTION                                                                                           PAGE

             SECTION 3.17.  NO MATERIAL MISSTATEMENTS........................................................... 31
             SECTION 3.18.  EMPLOYEE BENEFIT PLANS.............................................................. 32
             SECTION 3.19.  LABOR MATTERS....................................................................... 32
             SECTION 3.20.  ENVIRONMENTAL MATTERS............................................................... 32
             SECTION 3.21.  SOLVENCY............................................................................ 33
             SECTION 3.22.  ABSENCE OF CERTAIN RESTRICTIONS..................................................... 34
             SECTION 3.23.  NO FOREIGN ASSETS CONTROL REGULATION VIOLATION...................................... 34
             SECTION 3.24.  INSURANCE........................................................................... 34
             SECTION 3.25.  CERTAIN OTHER REPRESENTATIONS....................................................... 34
             SECTION 3.26.  PERMITTED ACQUISITION INDEBTEDNESS.................................................. 34
             SECTION 3.27.  SENIOR DEBT......................................................................... 34

IV.

                                   CONDITIONS

             SECTION 4.01.  EACH EXTENSION OF CREDIT
             SECTION 4.02....................................................................................... 35

V.

                                               AFFIRMATIVE COVENANTS............................................ 38

             SECTION 5.01.  EXISTENCE; BUSINESSES AND PROPERTIES................................................ 38
             SECTION 5.02.  INSURANCE........................................................................... 38
             SECTION 5.03.  TAXES............................................................................... 38
             SECTION 5.04.  FINANCIAL STATEMENTS, REPORTS, AMENDMENTS, ETC...................................... 39
             SECTION 5.05.  LITIGATION AND OTHER NOTICES........................................................ 40
             SECTION 5.06.  ERISA............................................................................... 41
             SECTION 5.07.  MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS........................... 41
             SECTION 5.08.  USE OF PROCEEDS..................................................................... 41
             SECTION 5.09.  FURTHER ASSURANCES.................................................................. 41
             SECTION 5.10.  CHANGE IN OWNERSHIP................................................................. 42
             SECTION 5.11.  FISCAL YEAR; ACCOUNTING............................................................. 42
             SECTION 5.12.  DIVIDENDS........................................................................... 42
             SECTION 5.13.  RATE PROTECTION AGREEMENTS.......................................................... 42
             SECTION 5.14.  CORPORATE SEPARATENESS.............................................................. 42
             SECTION 5.15.  BUSINESS OF RESTRICTED SUBSIDIARIES................................................. 42

VI.

                               NEGATIVE COVENANTS

             SECTION 6.01.  INDEBTEDNESS........................................................................ 43
             SECTION 6.02.  DIVIDENDS AND DISTRIBUTIONS......................................................... 45
             SECTION 6.03.  CAPITAL EXPENDITURES................................................................ 46
             SECTION 6.04.  LIENS............................................................................... 46
             SECTION 6.05.  PRIORITY OF LOAN PAYMENTS........................................................... 48
             SECTION 6.06.  SALE AND LEASE-BACK TRANSACTIONS.................................................... 49
             SECTION 6.07.  INVESTMENTS, LOANS AND ADVANCES..................................................... 49
             SECTION 6.08.  MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS........................... 50
             SECTION 6.09.  TRANSACTIONS WITH AFFILIATES AND STOCKHOLDERS....................................... 51
             SECTION 6.10.  SUBORDINATED INDEBTEDNESS........................................................... 52

ARTICLE      SECTION                                                                                           PAGE

             SECTION 6.11.  AMENDMENT OF CONSTITUTIVE DOCUMENTS; CHANGE IN CORPORATE STRUCTURE.................. 52
             SECTION 6.12.  BUSINESS OF HOLDINGS AND RESTRICTED SUBSIDIARIES.................................... 52
             SECTION 6.13.  RESTRICTIVE AGREEMENTS.............................................................. 52
             SECTION 6.14.  INTEREST COVERAGE RATIO............................................................. 52
             SECTION 6.15.  EBITDA.............................................................................. 53
             SECTION 6.16.  LEVERAGE RATIO...................................................................... 53
             SECTION 6.17.  CURRENT RATIO....................................................................... 53
             SECTION 6.18.  TAX SHARING......................................................................... 53
             SECTION 6.19.  SIGNIFICANT SUBSIDIARIES............................................................ 53
             SECTION 6.20.  INACTIVE SUBSIDIARIES............................................................... 53

VII.

                                EVENTS OF DEFAULT

VIII.

                            THE ADMINISTRATIVE AGENT

IX.

                                  MISCELLANEOUS

             SECTION 9.01.  NOTICES............................................................................. 58
             SECTION 9.02.  SURVIVAL OF AGREEMENT............................................................... 58
             SECTION 9.03.  BINDING EFFECT...................................................................... 58
             SECTION 9.04.  SUCCESSORS AND ASSIGNS.............................................................. 58
             SECTION 9.05.  EXPENSES; INDEMNITY................................................................. 61
             SECTION 9.06.  RIGHT OF SETOFF; SHARING............................................................ 62
             SECTION 9.07.  APPLICABLE LAW...................................................................... 62
             SECTION 9.08.  WAIVERS; AMENDMENT.................................................................. 62
             SECTION 9.09.  INTEREST RATE LIMITATION............................................................ 63
             SECTION 9.10.  ENTIRE AGREEMENT.................................................................... 63
             SECTION 9.11.  WAIVER OF JURY TRIAL................................................................ 63
             SECTION 9.12.  SEVERABILITY........................................................................ 63
             SECTION 9.13.  COUNTERPARTS........................................................................ 64
             SECTION 9.14.  HEADINGS............................................................................ 64
             SECTION 9.15.  JURISDICTION; CONSENT TO SERVICE OF PROCESS......................................... 64
             SECTION 9.16.  CONFIDENTIALITY..................................................................... 64

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                                       iii

EXHIBITS

Exhibit A         Note
Exhibit B         Assignment and Acceptance
Exhibit C         Administrative Questionnaire
Exhibit D         Form of Opinion of Cravath, Swaine & Moore,
                  Elizabeth R. Philipp, Esq.
Exhibit E         Form of Compliance Certificate
Exhibit F         Form of Acknowledgement and Consent



SCHEDULES

1.01(A)           Applicable Margin
1.01(B)           Additional Designated Persons
1.01(C)           Subordination Terms
2.01              Commitments
2.11(a)           Term Loan Amortization Schedule
3.11(a)           Subsidiaries of Holdings
3.11(b)           Outstanding Commitments Relating to Capital Stock
3.16              Tax Matters
6.01              Existing Indebtedness
6.04              Existing Liens
6.07              Existing Investments

                   CREDIT AGREEMENT dated as of December 5, 1996, among COLLINS
              & AIKMAN PRODUCTS CO., a Delaware corporation (the "BORROWER"), COLLINS & AIKMAN CORPORATION, a Delaware corporation ("HOLDINGS"), the financial institutions listed in Schedule 2.01 hereto (the "LENDERS"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

         The Borrower has requested the Lenders to extend credit in order to enable the Borrower, subject to the terms and conditions of this Agreement, to borrow on a term basis, during the Delayed Draw Availability Period (as defined herein) an aggregate principal amount not in excess of $200,000,000. The proceeds of such borrowings are to be used as described herein. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

         The Loans hereunder are hereby designated "Designated Senior Indebtedness" under the Senior Subordinated Note Indenture (as defined herein).

         Accordingly, the Borrower, Holdings, the Lenders and the Administrative Agent agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

     SECTION 1.01. DEFINED TERMS. In addition to the terms defined above, as used in this Agreement the following terms shall have the meanings specified below:

              "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

              "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

              "ACKNOWLEDGEMENT" shall mean the Acknowledgement substantially in the form of Exhibit A to the Intercreditor Agreement to be executed by the Administrative Agent, the effect of which is to entitle the 1996 Credit Agreement Creditors to the benefits of the Intercreditor Agreement, the Guarantee Agreement and the Pledge Agreement on the terms set forth therein.

              "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
         (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, (a) if at least two offered rates for deposits in dollars for a period comparable to the applicable Interest Period appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period, the term "LIBO RATE" shall mean the arithmetic mean of all such offered rates and (b) if fewer than two such offered rates so appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen, the term "LIBO RATE" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to Chase's portion (or, if Chase shall not have any portion, the portion of the Lender having the largest applicable Type of Loan) of the applicable Eurodollar Borrowing and for a period comparable to the applicable Interest Period are offered to Chase's office in which its eurodollar operations in respect of eurodollar loans are being conducted in immediately available funds in the eurodollar market at approximately 11:00 a.m., New York time, on the day that is two Business Days prior to the first day of such Interest Period.

               "ADMINISTRATIVE   QUESTIONNAIRE"  shall  mean  an  Administrative
        Questionnaire substantially in the form of Exhibit C.

              "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

              "AGENCY FEES" shall have the meaning assigned to such term in
         Section 2.05(b).

              "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

              "APPLICABLE ASSET SALE PREPAYMENT PERCENTAGE" shall mean 50%.

              "APPLICABLE EXCESS CASH FLOW PREPAYMENT PERCENTAGE" shall mean initially 50% or, if the Applicable Level at any time is higher than Level I, the Excess Cash Flow Prepayment Percentage set forth below opposite the Applicable Level in effect on the last day of the fiscal year to which the prepayment relates:

===============================================================================
                                             Excess Cash Flow Prepayment
Applicable Level                                      Percentage
-------------------------------------------------------------------------------
Level I                                                  50%
-------------------------------------------------------------------------------
Level II                                                 25%
-------------------------------------------------------------------------------
Level III                                                25%
-------------------------------------------------------------------------------
Level IV                                                 10%
===============================================================================

               "APPLICABLE LEVEL" shall mean at any time the highest of Level I, Level II, Level III and Level IV in effect determined in accordance with Schedule 1.01(A).

              "APPLICABLE MARGIN" means (i) for any date on or after the Closing Date to but excluding the first day of the first full fiscal quarter commencing after the Closing Date, with respect to Eurodollar Loans, 1-3/4%, and with respect to ABR Loans, 3/4 of 1%, and (ii) for any date on or after the first day of the first full fiscal quarter commencing after the Closing Date, with respect to any Eurodollar Loans or ABR Loans, as the case may be, the applicable margin set forth on Schedule 1.01(A) opposite the Applicable Level, in each case as of the last day of the Borrower's fiscal quarter most recently ended as of such date.

              "APPLICABLE SHARE" shall mean (i) the aggregate amount of outstanding Loans DIVIDED BY (ii) the sum of (A) the aggregate amount of outstanding Loans and (B) the aggregate amount of outstanding Existing Term Loans.

              "ASSESSMENT RATE" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by Chase to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at Chase's domestic offices.

              "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

              "AVAILABLE WALLCOVERINGS PROCEEDS" shall mean the Net Proceeds of any sale (in whole or in part) of Wallcoverings Subsidiaries other than Net Proceeds required to be applied in accordance with Section 6.08(k).

               "BLACKSTONE" shall mean Blackstone Capital Partners L.P., a Delaware limited partnership.

               "BLACKSTONE  ENTITIES" shall mean Blackstone,  Blackstone  Group,
          Blackstone   Management   Partners,    L.P.,   Blackstone   Management
          Associates, L.P. or any of their Affiliates.

               "BLACKSTONE GROUP" shall mean The Blackstone Group L.P., a Delaware limited partnership.

              "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

               "BORROWER COMMON STOCK" shall have the meaning assigned to that term in Section 3.07(a).

              "BORROWING" shall mean a group of Loans of a single Type made hereunder as to which a single Interest Period is in effect.

              "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

               "C&A CANADA" shall mean Collins & Aikman Canada Inc., a Canadian corporation.

              "CAPITAL EXPENDITURES" shall mean, for any person in any period, the aggregate amount of all capital expenditures of such person during such period (but not including Permitted Business Acquisitions or Investments permitted pursuant to subsection 6.07(l)). For the purposes hereof, the amount of any Capital Expenditure SHALL NOT INCLUDE (i) an amount equal to that portion of the proceeds received upon any sale, transfer or other disposition of assets or properties pursuant to
         Section 6.08(a), (g) or (i) which is applied to the purchase of replacement assets or properties within 12 months of the receipt thereof, (ii) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or any subsidiary thereof) and for which neither Holdings nor any subsidiary thereof has provided or is required to provide, directly or indirectly, any consideration to such third party or any other person (whether before, during or after such period), (iii) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, PROVIDED that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made or (iv) expenditures of insurance proceeds or condemnation awards received in connection with the loss, damage, destruction or condemnation of property of Holdings or its subsidiaries.

              "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

              "CASH INTEREST EXPENSE" shall mean Interest Expense paid or required to be paid in cash (but excluding any amortization of debt discounts and fees included in the calculation of Interest Expense).

              A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) Holdings shall cease to directly own, beneficially and of record, free and clear of any and all Liens (other than Liens in favor of the Collateral Agent pursuant to the Pledge Agreement), 100% of the issued and outstanding capital stock of the Borrower; (b) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) (other than (i) any Designated Person or (ii) any combination of Designated Persons) shall own beneficially, directly or indirectly, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings at a time when Designated Persons or any combination of Designated Persons do not beneficially own shares representing at least 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; or (c) the Continuing Directors shall cease to occupy a majority of the seats (excluding vacant seats) on the Board of Directors of Holdings. For purposes of clause (b) of this definition, the term "Designated Person" shall be deemed to include any other holder or holders of shares of Holdings having ordinary voting power if any Blackstone Entity or WP Entity shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder.

         "CHARGES" shall have the meaning assigned to that term in Section 9.09.

              "CLOSING DATE" shall mean the date on which the conditions precedent specified in Article IV shall have been satisfied.

              "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               "COLLATERAL AGENT" shall mean Chase, as Collateral Agent under the Pledge Agreement and the Guarantee Agreement.

              "COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth in
         Schedule 2.01, as the same may be reduced from time to time pursuant to
         Section 2.09.

              "COMMITMENT FEE" shall have the meaning assigned to such term in
        Section 2.05(a).

               "COMPLIANCE CERTIFICATE" shall have the meaning assigned to such term in Section 5.04(c).

              "CONTAMINANTS" means those substances which are regulated by or form the basis of liability under any Environmental Law, including asbestos, polychlorinated biphenyls, Hazardous Materials, pollutants or solid wastes.

              "CONTINUING DIRECTORS" shall mean the collective reference to (i) all members of the Board of Directors of Holdings who have held office continuously since the 1994 Closing Date and (ii) all members of the Board of Directors of Holdings who assumed office after the 1994 Closing Date and whose election and nomination for election by Holdings' shareholders was approved by a vote of a majority of the then Continuing Directors.

              "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

              "CRAMERTON" shall mean Cramerton Automotive Products, L.P., a Delaware limited partnership and a subsidiary of JPS Automotive.

              "CSI" shall mean Chase Securities Inc.

              "CURRENT ASSETS" shall mean, with respect to any person at any date, the consolidated aggregate amount of all assets of such person which would be classified as current assets at such date, other than cash and cash equivalents.

              "CURRENT LIABILITIES" shall mean, with respect to any person at any date, the consolidated aggregate amount of all liabilities of such person (including tax and other proper accruals) which would be classified as current liabilities at such date, other than (without duplication) (i) the current portion of long-term debt, (ii) accruals of Interest Expense (excluding Interest Expense which is due and unpaid) and losses or expenses on the sale of receivables to the Finance Subsidiary, (iii) revolving loans under the Existing Credit Agreement classified as current, (iv) accruals of transaction costs resulting from the Previous Transactions and the Transactions and (v) accruals of any costs or expenses related to severance or termination of employees accrued prior to the date hereof.

              "CURRENT RATIO" shall mean, with respect to Holdings on any date, the ratio of (a) Current Assets plus (without duplication) the accounts receivable owned by any Finance Subsidiary or related trust to (b) Current Liabilities.

              "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

              "DELAYED DRAW AVAILABILITY PERIOD" shall mean the period from and including the Closing Date to and including the first anniversary of the Closing Date.

              "DESIGNATED PERSONS" shall mean any one or more of the Blackstone Entities, the WP Entities and the persons listed on Schedule 1.01(B).

               "DIVIDEND CONDITION" shall mean that the Applicable Level is at least Level II.

              "DOLLARS" or "$" shall mean lawful money of the United States of America. All Loans and Letters of Credit shall be denominated in dollars and all payment obligations of the Borrower under the Loan Documents shall be in dollars.

              "DOLLAR EQUIVALENT AMOUNT" shall mean with respect to the amount of any Indebtedness of a Foreign Restricted Subsidiary under Section 6.01(r) or (s) (i) denominated in a Foreign Currency on any date, the equivalent amount in dollars of such amount of Foreign Currency, as determined by the Administrative Agent using the Exchange Rate and (ii) denominated in dollars, such amount in dollars.

              "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary incorporated or organized under the laws of the United States of America or any state thereof at least 90% of the capital stock of which is owned directly or indirectly by the Borrower.

              "EBITDA" shall mean, without duplication, for any fiscal period, the sum of the amounts for such fiscal period of (i) Net Income, (ii) provision for taxes based on income, (iii) depreciation expense, (iv) total interest expense (whether shown as interest expense or as loss and expenses on sales of receivables), (v) amortization expense and
         (vi) other non-cash items reducing Net Income, all as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in conformity with GAAP; provided, however, that for purposes of calculating the Leverage Ratio under Section 6.16, EBITDA shall include, in addition, the PRO FORMA EBITDA of any person (calculated as aforesaid but with respect to such person and its subsidiaries on a consolidated basis and after giving effect to PRO FORMA adjustments) prior to the date it became a Restricted Subsidiary of Holdings or is merged into or is consolidated with Holdings or any of the Restricted Subsidiaries or that person's assets are acquired by Holdings or any of the Restricted Subsidiaries.

              "ENVIRONMENTAL CLAIM" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or proceeding by any Governmental Authority or, if any Responsible Officer of Holdings has knowledge of it, by any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), remedial action costs, tangible or intangible property damage, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases) of, or exposure to, any Contaminant or odor,
         (ii) the presence, use, handling, transportation, storage, treatment or the disposal of Contaminants in connection with the operation of the facilities to which such Release relates or (iii) the violation or alleged violation of any Environmental Law.

              "ENVIRONMENTAL LAW" means any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources or to the management, Release or threatened Release of Contaminants or noxious odor, including the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 ET SEQ., Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 ET SEQ., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 6901, ET SEQ., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 ET SEQ., Clean Air Act of 1970, as amended 42. U.S.C. ss.ss. 7401 ET SEQ., Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 ET SEQ., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 ET SEQ., National Environmental Policy Act of 1975, 42 U.S.C. ss.ss. 4321 ET SEQ., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) ET SEQ., and any similar or implementINg state or foreign law, and all amendments or regulations promulgated thereunder.

              "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, license, variance, or permission required from any Governmental Authority pursuant to any applicable Environmental Law.

              "EQUITY PURCHASE DOCUMENTS" means the equity purchase agreement pursuant to which the JPS Automotive Acquisition is to be consummated.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

              "ERISA AFFILIATE" with respect to any person shall mean any trade or business (whether or not incorporated) that is a member of a group of which such person is a member and which is treated as a single employer under Section 414 of the Code.

              "ESOP" shall mean any employee stock ownership plan to be established by the Borrower or a subsidiary Guarantor thereof to make the ESOP Investment.

              "ESOP INVESTMENT" shall mean the issuance and sale of shares of Holdings Common Stock to, or the purchase of shares of Holdings Common Stock in open market or privately negotiated transactions by, the ESOP from time to time.

              "ESOP LOANS" shall mean a loan or loans to be made from time to time by the Borrower to the ESOP in an aggregate amount not to exceed $25,000,000, solely to enable the ESOP to effect the ESOP Investment.

               "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

              "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

               "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VII.

              "EXCESS CASH FLOW" shall mean for any period (i) the Net Income for such period PLUS (minus) (ii) the amount of depreciation, depletion, amortization of intangibles, deferred taxes, accreted and zero coupon bond interest and other noncash expenses (revenues) which, pursuant to GAAP, were deducted (added) in determining such Net Income MINUS (plus) (iii) additions (reductions, other than reductions attributable solely to Specified Asset Sales) to working capital for such period (I.E., the increase or decrease in Current Assets of Holdings and the Restricted Subsidiaries minus Current Liabilities of Holdings and the Restricted Subsidiaries from the beginning to the end of such period, as adjusted to exclude reductions attributable solely to Specified Asset Sales) MINUS (iv) the amount of Capital Expenditures for such period paid by Holdings and the Restricted Subsidiaries in cash from funds other than from the proceeds of Borrowings MINUS (v) the sum of (a) scheduled Loan repayments made during such period pursuant to Section 2.11, (b) optional prepayments of the Loans and the Existing Term Loans made during such period pursuant to Section 2.12(a) and Section 2.12(a) of the Existing Credit Agreement and (c) Existing Revolving Credit Loan repayments made during such period that were required to be made as a result of voluntary reductions of the Revolving Commitment pursuant to Section 2.09(b) of the Existing Credit Agreement MINUS (vi) scheduled mandatory payments of principal of Indebtedness of Holdings and the Restricted Subsidiaries other than the Loans made during such period and repayments of Indebtedness in connection with the termination or reduction of commitments under a facility permitted under Section 6.01(u) MINUS (vii) fees and expenses paid in cash in connection with the Transactions and the Previous Transactions to the extent not deducted in determining Net Income and provided that such amounts are paid from reserves established by the Borrower on or existing as of the Closing Date MINUS (viii) amounts paid in cash for liabilities relating to discontinued operations which were discontinued prior to the 1994 Closing Date to the extent not deducted in determining Net Income, provided that such amounts are paid from reserves established by the Borrower for such liabilities prior to the 1994 Closing Date MINUS (ix) cash payments described in the Preliminary Prospectus related to the Wallcoverings Disposition MINUS
         (x) until such time as no JPS Automotive Senior Notes are outstanding, any gain from any asset sale or other disposition by JPS Automotive or any of its subsidiaries.

              "EXCHANGE RATE" shall mean with respect to any Foreign Currency on any Business Day, the rate at which such Foreign Currency may be exchanged into dollars, as set forth in the Wall Street Journal on such

         Business Day. In the event that such rate does not appear in the Wall Street Journal on such Business Day, the "Exchange Rate" with respect to such Foreign Currency shall be determined by reference to such publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

              "EXECUTIVE OFFICER" of any corporation shall mean the president, any senior vice president or any vice president of such person.

              "EXISTING CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement dated as of June 3, 1996, among Holdings, the Borrower, C&A Canada and the financial institutions named therein, as amended and in effect from time to time.

              "EXISTING CREDIT AGREEMENT CREDITORS" shall mean the 1996 Agent and the lenders under the Existing Credit Agreement.

               "EXISTING LOANS" shall mean the Existing Term Loans and the Existing Revolving Credit Loans.

               "EXISTING REVOLVING CREDIT LOANS" shall mean Revolving Loans under and as defined in the Existing Credit Agreement.

              "EXISTING TERM LOANS" the Canadian Terms Loans, the Tranche A Term Loans and the Tranche B Term Loans all under and as defined in the Existing Credit Agreement.

              "FEES" shall mean the Agency Fees and the Commitment Fee.

               "FINANCE SUBSIDIARY" shall mean Carcorp, Inc. and any other wholly-owned subsidiary of the Borrower that is formed for the sole purpose of engaging in Permitted Receivables Financings.

              "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, Senior Vice President-Finance and Accounting, Vice President-Finance, Controller, or Treasurer of such corporation.

              "FLOORCOVERINGS DISPOSITION" shall mean the sale by the Borrower of the Floorcoverings business conducted by Collins & Aikman Floor Coverings, Inc.

              "FOREIGN CURRENCY FLUCTUATION AMOUNT" means, with respect to any Indebtedness of a Foreign Restricted Subsidiary incurred pursuant to
         Section 6.01(r) or (s), an increase in the Dollar Equivalent Amount of the principal amount of such Indebtedness resulting from foreign currency fluctuations after the incurrence of such Indebtedness not to exceed 5% of the original Dollar Equivalent Amount of the principal amount of such Indebtedness.

              "FOREIGN RESTRICTED SUBSIDIARY" shall mean any Restricted Subsidiary not organized or incorporated under the laws of the United States of America or any state thereof at least 90% of the capital stock of each class of which is owned directly or indirectly by the Borrower.

              "FOREIGN SUBSIDIARY LETTER OF CREDIT" shall mean a Letter of Credit issued under the Existing Credit Agreement to support Indebtedness of a Foreign Subsidiary incurred pursuant to Section 6.01(r).

              "FUNDED DEBT" shall mean, as applied to any person, all Indebtedness for borrowed money (including, without limitation, Capital Lease Obligations and unreimbursed drawings under letters of credit) or evidenced by a note, bond, debenture or similar instrument of that person (it being understood that all Loans and all extensions of credit for borrowed money under the Existing Credit Agreement shall at all times constitute "Funded Debt" for all purposes hereunder) but excluding all intercompany obligations that would be eliminated in a consolidated balance sheet of such person determined in accordance with GAAP.

               "GAAP" shall mean United States generally accepted accounting principles.

              "GOVERNMENTAL AUTHORITY" shall mean any international, Federal, state, regional, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

              "GUARANTEE" of or by any person shall mean (i) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement conditions or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (ii) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

              "GUARANTEE AGREEMENT" shall mean the Guarantee Agreement dated as of July 13, 1994 made by Holdings, the Borrower and each other Guarantor in favor of the Collateral Agent, as amended and in effect from time to time.

              "GUARANTORS" shall mean Holdings and each Restricted Subsidiary (other than Inactive Subsidiaries) incorporated or organized under the laws of the United States or any State thereof (other than JPS Automotive and its subsidiaries to the extent prohibited by the JPS Automotive Senior Note Indenture).

              "HAZARDOUS MATERIALS" means all explosive or regulated radioactive materials or substances, hazardous or toxic wastes or substances, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or material containing asbestos and all materials regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

               "HOLDINGS COMMON STOCK" shall mean the Common Stock, par value $.01 per Share, of Holdings.

              "INACTIVE SUBSIDIARY" shall mean the Restricted Subsidiaries listed as Inactive Subsidiaries on Schedule 3.12(a) and which Restricted Subsidiaries (i) individually and in the aggregate have no material net assets and (ii) do not engage in any operating activity (other than payroll or the leasing of immaterial property).

              "INDEBTEDNESS" of any person shall mean, without duplication, (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (b) any other indebtedness of such person which is evidenced by a note, bond, debenture or similar instrument, (c) all Capital Lease Obligations of such person, (d) all obligations of such person in respect of bankers' acceptances issued or created for the account of such person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned or acquired by such person even though such person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such person in respect of Interest Rate Agreements which, in accordance with the definition of Interest Rate Agreement, constitute (or would upon early termination constitute) Indebtedness and (g) all Guarantees by such person of Indebtedness of others. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner; PROVIDED that, if the sole asset of such person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

               "INDEMNITEE"  shall  have the  meaning  assigned  to that term in
         Section 9.05(b).

              "INTERCOMPANY NOTE" shall mean an intercompany note evidencing Indebtedness owed by the Borrower or any of its wholly-owned subsidiaries to the Borrower or any of its wholly-owned subsidiaries and pledged pursuant to the Pledge Agreement in accordance with Section 6.01(d), in substantially the form of Exhibit A-6 to the Existing Credit Agreement or the 1994 Credit Agreement.

              "INTERCREDITOR AGREEMENT" shall mean the Master Collateral and Intercreditor Agreement dated as of July 13, 1994 among the Guarantors, the 1994 Agent and the Collateral Agent, as amended and in effect from time to time.

              "INTEREST COVERAGE RATIO" shall mean, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA on a consolidated basis for such period to (b) the sum of Cash Interest Expense of Holdings and the Restricted Subsidiaries on a consolidated basis for such period and losses or expenses on the sale of receivables to the Finance Subsidiary.

              "INTEREST EXPENSE" shall mean, with respect to any person for any period, the gross interest expense of such person for such period determined on a consolidated basis in accordance with GAAP consistently applied, including (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (c) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, net of all interest income for such period (except for purposes of the definition of Cash Interest Expense, in which case only interest income paid or required to be paid in cash shall be netted against cash interest expense). For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by such person with respect to interest rate protection agreements entered into as a hedge against interest rate exposure.

              "INTEREST PAYMENT DATE" shall mean, (a)(i) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment, refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (ii) with respect to any ABR Loan, the last day of each March, June, September and December and (b) the Loan Maturity Date.

              "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or Loan or on the last day of the immediately preceding Interest Period applicable to such

         Borrowing or Loan, as the case may be, and ending on the earliest of
         (i) the next succeeding March 31, June 30, September 30 or December 31,
         (ii) the Loan Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section
         2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

              "INTEREST RATE AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency hedge agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Restricted Subsidiaries against fluctuations in interest rates or currency exchange rates; PROVIDED that the calculation of payments for early termination shall be made on a reasonable basis in accordance with customary industry practices; PROVIDED FURTHER that all obligations to make such payments for early termination (guaranteed or unguaranteed) shall, to the extent matured, constitute Indebtedness.

              "JPS AUTOMOTIVE" shall mean JPS Automotive L.P., a limited partnership organized under the laws of the state of Delaware.

              "JPS AUTOMOTIVE ACQUISITION" shall mean the acquisition by the Borrower or a wholly-owned subsidiary of the Borrower of 100% of (a) the issued and outstanding equity interests of JPS Automotive and (b) the minority interest of Cramerton not owned by JPS Automotive pursuant to the Equity Purchase Documents. As a result of the JPS Automotive Acquisition, JPS Automotive and Cramerton will become wholly-owned subsidiaries of the Borrower.

              "JPS AUTOMOTIVE SENIOR NOTE INDENTURE" shall mean the indenture pursuant to which the JPS Automotive Senior Notes were issued.

              "JPS AUTOMOTIVE SENIOR NOTES" shall mean the 11-1/8% Senior Notes of JPS Automotive due June 15, 2001.

              "LEVERAGE RATIO" shall mean, with respect to Holdings and the Restricted Subsidiaries on the last day of any fiscal quarter, the ratio of (a) Funded Debt of Holdings and the Restricted Subsidiaries (other than the Permitted Subordinated Indebtedness) as of such date to
         (b) EBITDA for the period of twelve consecutive fiscal months then ended.

              "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

               "LOAN  DOCUMENTS"  shall mean this  Agreement and the Notes,  the
         Pledge  Agreement,   the  Guarantee  Agreement  and  the  Intercreditor
         Agreement.

              "LOAN MATURITY DATE" shall mean January 13, 2002.

               "LOAN REPAYMENT DATE" shall have the meaning assigned to such term in Section 2.11.

              "LOANS" shall mean the loans made to the Borrower pursuant to
         Section 2.01. Each Loan shall be a Eurodollar Loan or an ABR Loan.

               "MARGIN STOCK" shall have the meaning assigned to such term under Regulations G and U.

              "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the business, assets, properties, operations or financial condition of Holdings and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of Holdings or any Subsidiary of Holdings to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Transactions or (c) an impairment of the validity or enforceability of, or material impairment of the rights, remedies or benefits available to the Credit Agreement Creditors under, any Loan Document.

              "MAXIMUM RATE" shall have the meaning assigned to such term in
         Section 9.09.

              "MULTIEMPLOYER PLAN" with respect to any person shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such person or any ERISA Affiliate of such person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
         Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

              "NET INCOME" shall mean, for any fiscal period, the net income (or loss) of Holdings and its Restricted Subsidiaries and the Finance Subsidiary on a consolidated basis for such fiscal period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Unrestricted Subsidiary (other than the Finance Subsidiary) or any person (other than a Restricted Subsidiary) in which any other person (other than Holdings or any of the Restricted Subsidiaries) has a joint interest, but shall include the amount of dividends or other distributions (including return of capital or any other cash receipt in respect of ownership or beneficial interest) actually paid to Holdings or any of the Restricted Subsidiaries by such Unrestricted Subsidiary or such person during such period, (ii) the income (or loss) of any person (other than any person acquired in connection with a Permitted Business Acquisition solely for the purpose of calculating the Leverage Ratio under Section 6.16) accrued prior to the date it becomes a Restricted Subsidiary of Holdings or is merged into or consolidated with Holdings or any of the Restricted Subsidiaries or that person's assets are acquired by Holdings or any of the Restricted Subsidiaries and (iii) the income of any Restricted Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation after tax gains or losses attributable to Specified Asset Sales; PROVIDED FURTHER, that, solely for the purposes of determining EBITDA, there shall be excluded any charges, losses, fees or expenses to Net Income incurred in connection with the consummation of the Transactions and the Previous Transactions.

              "NET PROCEEDS" shall mean with respect to any sale, transfer or other disposition (including by casualty, loss or condemnation) of any assets or properties or any other Prepayment Event (a "PROCEEDS TRANSACTION") (i) the gross amount of any cash paid to or received by Holdings or any of the Restricted Subsidiaries in respect of such Proceeds Transaction (including insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable), less (ii) the amount, if any, of (a) Holdings' good faith best estimate of all taxes attributable to such Proceeds Transaction which it in good faith expects to be paid in the taxable year in which such Proceeds Transaction shall occur or in the next taxable year, (b) reasonable and customary fees, discounts, commissions, costs and other expenses (other than those payable to Holdings or any Affiliate of Holdings, except that Blackstone and WP and their respective Affiliates may receive customary fees on terms no less favorable to Holdings or any of the Restricted Subsidiaries than would be obtained in a comparable arm's-length transaction for acting as financial advisor in connection with such Proceeds Transaction) which are incurred in connection with such Proceeds Transaction and are payable by Holdings or any of the Restricted Subsidiaries and (c) in the case of a Proceeds Transaction that is a sale, transfer or other disposition of assets or properties, proceeds required to (x) discharge Liens in respect of such assets or properties permitted by Section 6.04 or (y) to repay, or compensate for reductions in availability under, any Permitted Receivables Financing as a result thereof or (z) be applied under the JPS Automotive Senior Note Indenture; PROVIDED, HOWEVER, that Net Proceeds shall not include (1) any amount that otherwise would constitute Net Proceeds to the extent such amount is excluded from the definition of the term "Capital Expenditures" pursuant to clause (i) or (iv) of the second sentence thereof; or (2) any amount being reserved for application as contemplated in clause (i) or (iv) of such second sentence, except that in the event any amount so reserved is not in fact so applied or contractually committed to be applied within the permitted 12-month period, such amount shall be deemed for all purposes (including the definition of Excess Cash Flow and Section 2.12(f)) to be Net Proceeds of a Proceeds Transaction received upon such Proceeds Transaction.

              "1996 AGENT" shall mean The Chase Manhattan Bank in its capacity as administrative agent under the Existing Credit Agreement.

              "1994 CLOSING DATE" July 13, 1994.

              "1994 CREDIT AGREEMENT" the Credit Agreement, dated as of June 22, 1994, among the Borrower, Collins & Aikman Canada Inc. (f/k/a WCA Canada Inc.), Holdings, the lenders parties thereto and Chemical Bank (now known as The Chase Manhattan Bank), as administrative agent (the "1994 AGENT"), as amended and restated by the Existing Credit Agreement.

               "1996 CREDIT AGREEMENT CREDITORS" shall mean the Administrative Agent and the Lenders hereunder.

              "NOTE" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A, evidencing Loans.

              "OBLIGATIONS" shall mean all obligations defined as "Guaranteed Obligations" in the Guarantee Agreement and "Secured Obligations" in the Pledge Agreement in each case owing by the Borrower and the other Guarantors, or any of them, as the context may require, to any 1996 Credit Agreement Creditor.

              "OPERATING LEASE" shall mean a lease which is not required to be accounted for or classified as a capital lease under GAAP. The "amount" of any Operating Lease shall be the amount that, if such Operating Lease were accounted for as a Capital Lease Obligation, would be recorded as a liability in accordance with GAAP.

               "OTHER  TAXES"  shall have the  meaning  assigned to such term in
         Section 2.18.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA (or any such successor).

              "PERMITTED ACQUISITION INDEBTEDNESS" shall mean Indebtedness of the Borrower permitted by Section 6.01(l) or (u).

              "PERMITTED BUSINESS ACQUISITIONS" shall mean acquisitions of all or substantially all of the assets of, or shares or other equity interests in, a person or division or line of business of a person engaged in the same business as Holdings and the Restricted Subsidiaries or in a related business if immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing, (ii) all transactions related thereto shall be consummated in accordance with applicable laws, (iii) at least 90% of the outstanding capital stock or other ownership interests of any acquired or newly formed corporation or other entity must be owned directly by the Borrower or a Domestic Restricted Subsidiary and, except as provided in Section 5.09, such corporation or entity shall become a Restricted Subsidiary and a Guarantor and execute a counterpart to the Guarantee Agreement, and, except as provided in
         Section 5.09, all capital stock or other equity interest created or acquired in connection with such acquisition shall be duly and validly pledged to the Collateral Agent for the ratable benefit of the Lenders, and (iv) (A) Holdings shall be in compliance, on a PRO FORMA basis, with the covenants contained in Sections 6.14, 6.16 and 6.17 recomputed as at the last day of the most recently ended fiscal quarter of Holdings, and the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such acquired corporation, entity or assets, and (B) the acquired corporation or entity shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01 and the Guarantee Agreement).

         For purposes of Section 6, any Restricted Subsidiary satisfying the requirements of clause (iii) above shall be deemed to be a "WHOLLY OWNED SUBSIDIARY". The JPS Automotive Acquisition is a Permitted Business Acquisition.

              "PERMITTED INVESTMENTS" shall mean:

              (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

              (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

              (c) investments in commercial paper maturing no more than six months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or higher from Standard & Poor's Ratings Group or P-1 or higher from Moody's Investors Service, Inc.;

              (d) investments in domestic and Eurodollar certificates of deposit, banker's acceptances and time deposits maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by (w) any domestic office of any commercial bank organized or licensed under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (x) any Lender, (y) any branch of any Lender or any commercial bank organized under the laws of the United Kingdom, Canada, France or Japan having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500,000,000 or (z) other than in the case of banker's acceptances, any domestic commercial bank whose deposits are guaranteed by the Federal Deposit Insurance Corporation (or any successor) and with whom deposits maintained by Holdings or any of its subsidiaries do not exceed the amount so guaranteed; and

              (e) investments in money market funds or other mutual funds that invest in the types of Permitted Investments described in clauses (a) through (d) above.

              "PERMITTED RECEIVABLES FINANCING" shall mean any sale by the Borrower or a Restricted Subsidiary of accounts receivable to a Finance Subsidiary intended to be (and which shall be treated for the purposes hereof as) a true sale transaction with customary limited recourse based upon the collectibility of the receivables sold and the corresponding sale or pledge of such accounts receivable (or an interest therein) by the Finance Subsidiary, in each case without any Guarantee by Holdings or any other subsidiary thereof, including, without limitation, the transactions contemplated by the Amended and Restated Receivables Sales Agreement dated as of March 30, 1995 among the Borrower, as master servicer, the Sellers parties thereto and Carcorp, Inc., as amended from time to time, and the documents executed in connection therewith; PROVIDED, HOWEVER, that the terms, conditions and structure (including the legal and organizational structure of the Finance Subsidiary and the restrictions imposed on its activities) of and the documentation incident to any such transactions entered into after the date hereof must be reasonably acceptable to the Administrative Agent.

              "PERMITTED SUBORDINATED INDEBTEDNESS" shall mean the collective reference to (a) the Senior Subordinated Notes and (b) additional unsecured subordinated indebtedness of the Borrower or Holdings having no amortization of principal and a scheduled final maturity no earlier than December 31, 2003 and having subordination terms at least as favorable to the Lenders as set forth on Schedule 1.01(D) and other terms and conditions (including, covenants, events of default, interest rate) as shall be reasonably satisfactory to the Required Lenders in the exercise of their sole discretion.

              "PERMITTED TAX PAYMENT" means for any taxable year of the Borrower in which it joins in filing a consolidated federal income tax return with Holdings, a payment by the Borrower to Holdings in an amount not in excess of the amount required to be paid by the Borrower under the Tax Sharing Agreement, dated as of November 1, 1989, between Holdings and the Borrower, as in effect on the date hereof, as amended solely to reflect the mergers described in clause (iii) of the definition of "Recapitalization Transactions" in the Existing Credit Agreement; PROVIDED that within 20 days of receipt of such payment Holdings applies the amount thereof to satisfy such tax liability or its obligations under the Tax Sharing Agreement or to make an equity contribution or loan to the Borrower.

              "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

              "PERSTORP" shall mean Perstorp A.B.

              "PERSTORP ACQUISITION" shall mean the acquisition by the Borrower or a wholly-owned subsidiary of the Borrower of the companies operating the North American, Spanish and United Kingdom components subsidiaries of Perstorp.

              "PLAN" with respect to any person shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such person or any ERISA Affiliate of such person.

              "PLEDGE AGREEMENT" shall mean the Pledge Agreement dated as of July 13, 1994 made by Holdings, the Borrower and each other Pledgor named therein in favor of the Collateral Agent, as amended and in effect from time to time.

               "PLEDGED SECURITIES" shall have the meaning assigned to such term in the Pledge Agreement.

              "PRELIMINARY PROSPECTUS" shall mean the preliminary prospectus of the Borrower dated May 14, 1996, filed with the Securities and Exchange Commission in connection with the offering of the Senior Subordinated Notes, as amended or supplemented from time to time.

              "PREPAYMENT EVENT" shall mean (i) any Specified Asset Sale, (ii) any Sale and Lease-Back Transaction deemed to be a Prepayment Event pursuant to Section 6.06, and (iii) the incurrence by Holdings or any Restricted Subsidiary of any Indebtedness (other than Indebtedness permitted by Section 6.01), PROVIDED, HOWEVER, that for purposes of
         Section 2.12(c) (a) a Prepayment Event shall not be deemed to occur until the aggregate Net Proceeds from Prepayment Events not yet applied pursuant to Section 2.12(c) by reason of the corresponding proviso of the Existing Credit Agreement equals or exceeds $5,000,000, at which time a Prepayment Event shall, except as set forth in clause (b) below, be deemed to occur having Net Proceeds equal to the aggregate Net Proceeds from Prepayment Events not yet so applied and (b) with respect to Specified Asset Sales, a Prepayment Event shall be deemed to occur only with respect to that portion of the Net Proceeds thereof required to be repaid pursuant to Section 6.08(i).

              "PURCHASE MONEY INDEBTEDNESS" shall mean Indebtedness incurred for capital expenditures, which may be secured in compliance with Section 6.04(i).

              "PREVIOUS TRANSACTIONS" shall mean the Recapitalization Transactions and the Transactions, each as defined in the Existing Credit Agreement.

               "REGISTER" shall have the meaning given such term in Section 9.04(d).

              "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "REGULATION G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

              "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into, onto or through the environment (including ambient air, surface water, ground water, land surface, subsurface strata or workplace), including the movement of any Contaminant through or in the air, soil, surface water or ground water.

              "REMEDIAL ACTION" means (i) "remedial action" as such term is defined in 42 U.S.C. Section 9601(24) and (ii) all other actions required or voluntarily undertaken to (x) clean up, remove, treat, abate or in any other way address any Contaminant in the environment or workplace, (y) prevent the Release or threat of Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health or welfare of the environment or workplace, or (z) perform studies and investigations in connection with (x) or (y) above.

              "REPORTABLE EVENT" shall mean any reportable event as defined in
         Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

              "REQUIRED LENDERS" shall mean, at any time, Lenders with Loans and unused Commitments representing at least a majority of the sum of the aggregate principal amount of the Loans outstanding and unused Commitments at such time.

              "RESPONSIBLE OFFICER" of any corporation shall mean any Executive Officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement. Unless the context otherwise requires, Responsible Officer shall mean a Responsible Officer of Holdings.

              "RESTRICTED SUBSIDIARY" shall mean each Subsidiary in existence as of the 1994 Closing Date and any direct or indirect Subsidiary formed or acquired after the 1994 Closing Date, in each case, other than Unrestricted Subsidiaries.

               "SALE AND LEASE-BACK TRANSACTION" shall have the meaning assigned to that term in Section 6.06.

              "SECURED PARTIES" shall mean the 1996 Credit Agreement Creditors, any holders, if any, of any other Permitted Acquisition Indebtedness which have executed and delivered to the Collateral Agent an Acknowledgement to the Intercreditor Agreement in the form of Exhibit A thereto and the Existing Credit Agreement Creditors.

              "SENIOR SUBORDINATED NOTES" shall mean the 11 1/2% unsecured Senior Subordinated Notes of the Borrower due 2006 in an aggregate initial principal amount of $400,000,000.

              "SENIOR SUBORDINATED NOTES DOCUMENTS" shall mean the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and each other document and agreement executed in connection with the Senior Subordinated Notes.

              "SENIOR SUBORDINATED NOTES INDENTURE" shall mean the Indenture dated as of June 1, 1996 among First Union Bank of North Carolina, as trustee, the Borrower, as issuer, and Holdings, as guarantor, pursuant to which the Senior Subordinated Notes are issued.

              "SIGNIFICANT SUBSIDIARY" shall mean the Borrower, C&A Canada and any subsidiary of Holdings that at the date of any determination (i) accounts for 5% or more of the consolidated assets of Holdings, (ii) has accounted for 5% or more of the consolidated EBITDA of Holdings for each of the two consecutive periods of four fiscal quarters immediately preceding the date of determination or (iii) has been designated by the Borrower in writing to the Administrative Agent as a Significant Subsidiary.

              "SPECIFIED ASSET SALE" shall mean any sale, lease, transfer, assignment or other disposition of assets, business units or property of Holdings or any of its subsidiaries for Net Proceeds in excess of $100,000 in any transaction or series of related transactions described in paragraph (i) or (k) (only to the extent required by the proviso thereto) of Section 6.08.

              "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation
         D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled (except Controlled pursuant to any joint venture documentation), by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

              "SUBSIDIARY" shall mean any subsidiary of Holdings.

              "TAXES" shall have the meaning assigned to such term in Section 2.18.

              "TOTAL INDEBTEDNESS" shall mean, without duplication, all outstanding Indebtedness of Holdings and its subsidiaries, on a consolidated basis.

               "TRANSACTIONS"  shall have the meanings  assigned to such term in
         Section 3.02.

              "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "RATE" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

              "UCC" shall mean the Uniform Commercial Code of New York.

              "UNRESTRICTED SUBSIDIARY" shall mean (i) each Finance Subsidiary,
         (ii) any Subsidiary of Holdings (other than the Borrower) none of the Capital Stock or other ownership interest of which is owned by the Borrower or any of its Subsidiaries, provided that Holdings has notified the Administrative Agent of its acquisition or creation of such Subsidiary and its ownership interest therein concurrently with such acquisition or creation and the intended purposes of such Subsidiary and (iii) any Subsidiary of an Unrestricted Subsidiary. Each Unrestricted Subsidiary, other than a non-U.S. Unrestricted Subsidiary, shall have entered into the existing Tax Sharing Agreement with Holdings and the Borrower (or another tax sharing agreement containing terms which, in the reasonable judgment of the Administrative Agent, are customary in similar circumstances to provide an appropriate allocation of tax liabilities and benefits).

                   The Unrestricted Subsidiaries shall be capitalized solely from the following sources: (a) any Investment in such Unrestricted Subsidiary by any Person other than Holdings and the Restricted Subsidiaries; (b) Indebtedness issued by such Unrestricted Subsidiary, or proceeds thereof; (c) capital stock of any Unrestricted Subsidiary, or proceeds thereof; (d) capital stock of Holdings issued by Holdings after the 1994 Closing Date, or proceeds thereof; and (e) Investments permitted to be made in Unrestricted Subsidiaries pursuant to Section 6.07(l).

              "WALLCOVERINGS DISPOSITION" shall mean (a) the sale of, or distribution to Holdings shareholders of, the stock of the Wallcoverings Subsidiaries or the assets and liabilities of the Borrower's wallcoverings business and (b) concurrently with such sale or distribution, the release of (x) the stock of the Wallcoverings Subsidiaries from the Pledge Agreement and (y) the Wallcoverings Subsidiaries from the Guarantee Agreement and (c) related transactions as described in the Preliminary Prospectus or to effectuate Wallcoverings' acquisition of the stock of Imperial Wallcoverings (Canada) Inc. owned by the Canadian Borrower or of the stock of Imperial Wallcoverings Limited from Collins & Aikman United Kingdom Limited or to repay the Wallcoverings Subsidiaries' indebtedness to the Canadian Borrower or to Collins & Aikman United Kingdom Limited; PROVIDED that the aggregate net Investment by Holdings and the other Restricted Subsidiaries in the Wallcoverings Subsidiaries subsequent to June 3, 1996 does not exceed $55,000,000, PLUS an amount equal to all operating losses or capital expenditures funded by the Borrower prior to the Wallcoverings Disposition.

              "'WALLCOVERINGS SUBSIDIARIES" shall mean Imperial Wallcoverings, Inc., a Delaware corporation ("Wallcoverings"), Imperial Wallcoverings (Canada) Inc., a Canadian corporation, Imperial Wallcoverings Limited, a United Kingdom corporation, and Marketing Service, Inc., a Delaware corporation.

              "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              "WP" shall mean Wasserstein Perella Partners, L.P.

              "WP ENTITIES" shall mean WP, WPMP or any of their Affiliates.

              "WPMP" shall mean Wasserstein Perella Management Partners, Inc.

         SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. For all purposes of this Agreement (other than preparation of the financial statements to be delivered pursuant to Section 5.04), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing Holdings' audited financial statements for its fiscal year ended January 27, 1996 referred to in Section 3.09.

                                   ARTICLE II.

                                   THE CREDITS

         SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender agrees, severally and not jointly, to make a Loan or Loans to the Borrower at any time and from time to time during the Delayed Draw Availability Period or until the earlier termination of its Commitment in accordance with the terms hereof, in an aggregate principal amount not to exceed such Lender's Commitment set forth opposite its name in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09. Amounts paid or prepaid in respect of Loans may not be reborrowed. Any portion of the Commitments not drawn by the end of the Delayed Draw Availability Period shall automatically terminate on the last day of the Delayed Draw Availability Period.

         SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each ABR Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000; PROVIDED that the aggregate amount of any Loans comprising a Eurodollar Borrowing shall be subject to a minimum principal amount of $5,000,000 and shall be an integral multiple of $1,000,000.

         (b) Each Borrowing shall be comprised of ABR Loans or Eurodollar Loans, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the Note payable to such Lender. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 12 separate Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

         (c) Each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.16, of each Borrowing hereunder by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 11:00 a.m., New York City time, and the Administrative Agent shall credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of the proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid by the Borrower or such Lender to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount together with the applicable interest thereon, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and the Borrower's obligations under the preceding sentence shall terminate. If the Borrower shall repay to the Administrative Agent such corresponding amount together with the applicable interest thereon, then such amount shall not constitute a Loan hereunder and the Borrower shall have no further obligations hereunder in respect thereof.

         SECTION 2.03. NOTICE OF BORROWINGS. The Borrower shall give the Administrative Agent written notice (or telephone notice promptly confirmed in writing) (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the proposed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. NOTES; REPAYMENT OF LOANS. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of the Loan of such Lender, in 18 consecutive installments, payable in accordance with Section 2.11 (or the then unpaid principal amount of such Loan, on the date that the Loans become due and payable pursuant to Article VII). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.06.

              (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

              (c) The Administrative Agent shall maintain the Register pursuant to Section 9.04(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

              (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.04(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

              (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a Note with appropriate insertions as to date and principal amount.

         SECTION 2.05. FEES. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December during the Delayed Draw Availability Period, a commitment fee (a "COMMITMENT FEE") of 1/2 of 1% (or, at any time when the Applicable Level is numerically higher than Level I, 3/8 of 1%) per annum on the average daily unused amount of the Commitment of such Lender during the preceding quarter (or shorter period ending with the last day of the Delayed Draw Availability Period). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days. The Commitment Fee due to each Lender shall commence on the date hereof, or, if later, the date such entity becomes a Lender pursuant to Section 9.04, and shall cease to accrue on the date on which the Commitment of such Lender shall be terminated as provided herein.

         (b) The Borrower agrees to pay to the Administrative Agent, for its own account, on the Closing Date and thereafter at the times previously agreed, the fees (the "AGENCY FEES") in the amounts previously agreed to be payable to the Administrative Agent for its own account in accordance with the fee letter between Chase, CSI and Holdings.

         (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan and as otherwise provided in this Agreement. The applicable Alternate Base Rate and Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin plus 2% per annum.

         SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the interbank eurodollar market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telex or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) All Commitments shall automatically terminate at 5:00 p.m., New York City time, on December 20, 1996, unless the Closing Date occurs on or prior to such date. All unutilized Commitments shall terminate at 5:00 p.m., New York City time on the first anniversary of the Closing Date.

         (b) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; PROVIDED, HOWEVER, that each partial reduction of any such Commitments shall be in an integral multiple of $1,000,000.

         (c) Each reduction in the Commitments hereunder shall be made ratably among the applicable Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

         SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (ii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing, or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (iii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject to the following conditions:

              (a) each conversion or continuation shall be made pro rata among the applicable Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

              (b) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be not less than $1,000,000; PROVIDED that the aggregate principal amount of each Eurodollar Borrowing resulting from any such conversion or continuation shall not be less than $1,000,000;

              (c) each conversion shall be effected by each applicable Lender by such Lender converting its applicable Loan (or portion thereof), and accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

              (d) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the applicable Lenders pursuant to
         Section 2.15;

               (e) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

              (f) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (e) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

              (g) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (i) the Eurodollar Borrowings, with Interest Periods ending on or prior to such Loan Repayment Date, and (ii) the ABR Borrowings, would not be at least equal to the principal amount of Borrowings to be paid on such Loan Repayment Date; and

              (h) a Borrowing may not be converted into or continued as a Eurodollar Borrowing if a Default or an Event of Default has occurred and is continuing and the Required Lenders have determined such conversion or continuation is not appropriate.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the

Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

         SECTION 2.11. REPAYMENT OF BORROWINGS. (a) The Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates (each a "LOAN REPAYMENT DATE") and in such amounts as set forth on
Schedule 2.11(a). For purposes of Schedule 2.11(a), any Commitment hereunder not drawn by the end of the Delayed Draw Availability Period shall be treated as a mandatory prepayment in the amount not drawn pursuant to Section 2.12(c).

         (b) To the extent not previously paid, all Borrowings shall be due and payable on the Loan Maturity Date. Each payment of Eurodollar Borrowings repaid pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

         SECTION 2.12. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon, in the case of Eurodollar Borrowings, at least three Business Days', and in the case of ABR Borrowings, at least one Business Day's, prior written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent; PROVIDED, HOWEVER, that each partial prepayment of ABR Loans shall be in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

         (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         (c) Substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of a Prepayment Event, the Borrower shall pay to the Administrative Agent (for application to the prepayment of Loans in accordance with Section 2.12(e)) an amount equal to the Applicable Asset Sale Prepayment Percentage of the Applicable Share of Net Proceeds from such Prepayment Event.

         (d) Not later than 90 days after the end of each fiscal year of the Borrower commencing with the first full fiscal year beginning after the date hereof, the Borrower shall pay to the Administrative Agent (for application to the prepayment of the Existing Term Loans and the Loans, in each case ratably according to the aggregate outstanding amounts thereof in accordance with
Section 2.12(e)) an amount equal to the Applicable Excess Cash Flow Prepayment Percentage (as of the last day for the fiscal year for which Excess Cash Flow is calculated) of the amount of the Applicable Share of Excess Cash Flow for such fiscal year.

         (e) Each prepayment of principal of the Borrowings shall be applied to reduce scheduled payments of principal due under Section 2.11 after the date of such prepayment (i) in the chronological order of maturity in the case of prepayments made pursuant to Section 2.12(a) or (d) and (ii) pro rata in accordance with the remaining scheduled amount of each such payment in the case of prepayments made pursuant to Section 2.12(c).

         (f) In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the applicable outstanding ABR Loans (the amount of any such excess being called the "EXCESS AMOUNT"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.12(f) and (y) the Borrower shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; PROVIDED, HOWEVER, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The Borrower shall not have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

         SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in Section 2.18), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the interbank eurodollar market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or such Lender's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) In the event any Lender delivers a notice pursuant to paragraph (e) below, the Borrower may require, at the Borrower's expense and subject to
Section 2.15, such Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitment and the Loans at the time owing to it and its Notes held by it) to a financial institution specified by the Borrower provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld, to such assignment, and (iii) the Borrower shall have paid to the assigning Lender all monies accrued and owing hereunder to it (including pursuant to this Section).

         (e) Promptly after any Lender has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section, such Lender will notify the Borrower thereof. Failure on the part of any Lender so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; PROVIDED that the Borrower shall not be under any obligation to compensate any Lender under Section 2.13(b) with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in such increased costs or reduction; PROVIDED, FURTHER, that, the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.15. INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense (other than taxes) which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of the proposed Borrowing hereunder the applicable conditions set forth in
Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the

Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section (and the reasons therefor) shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error.

         SECTION 2.16. PRO RATA TREATMENT. Except as required under Section 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

         SECTION 2.17. PAYMENTS. (a) The Borrower shall make each payment without set-off or counterclaim (including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, Attention of Wholesale Loan Services, in immediately available funds, for credit to The Chase Manhattan Bank, ABA Number 021000128, Account Number 323-5-02059.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.18. TAXES. (a) Any and all payments by the Borrower to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.17 free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Lender and the Administrative Agent, taxes that would not be imposed but for a connection between such Lender or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including, without limitation, entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Lender and the Administrative Agent, any United States withholding taxes payable with respect to payments hereunder or under the other Loan Documents under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) for such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). For purposes of this Section 2.18, the term "Initial Date" shall mean (i) in the case of the Administrative Agent or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment including any assignment by a Lender to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender or the Administrative Agent (in the case of payments to be made by the Borrower) not organized under the laws of the United States of America or a state thereof if such Lender or the Administrative Agent fails to comply with the requirements of paragraphs (f) or
(g), as the case may be, and paragraph (h) of this Section 2.18.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.18) paid by such Lender or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 10 days after the date any Lender or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund or is reasonably requested by the Borrower to pursue a claim for a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund (unless instructed to pursue a claim by the Borrower) and shall, within 30 days after receipt of a request by the Borrower, pursue or timely claim such refund at the Borrower's expense; PROVIDED that such Lender shall not be required to pursue or claim such refund if such Lender reasonably determines that the pursuit or claim of such refund will have a disadvantageous impact upon such Lender. If any Lender or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund (plus any interest received) to the Borrower, provided that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Schedule 2.01, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

         (f) Each Lender and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of such Lender, it will deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, United States Internal Revenue Service Form W-8 or successor applicable form and a statement from such Lender certifying to the fact that interest payable to it hereunder (A) will not be described in Section 871(h)(3)(A) or Section 881(c)(3)(A), (B) or (C) of the Code and (B) will not be effectively connected with a trade or business carried on in the United States by such Lender. Each Lender and the Administrative Agent required to deliver to the Borrower and the Administrative Agent a Form 1001, 4224 or W-8 pursuant to the


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                                       28



preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent (if appropriate) two further copies of Form 1001, 4224 or W-8, or successor forms, or other similar manner of certification and such extensions or renewals thereof as may reasonably be requested by the Borrower and, in the case where a Form W-8 has been delivered, a further statement certifying to the fact set forth in clause (B) of the preceding sentence (i) at the times reasonably requested by the Borrower, (ii) after the occurrence of an event requiring a change in the most recent form or statement previously delivered by it to the Borrower or (iii) in the case of Form 1001, 4224 or W-8, on or before the date that any such form expires or becomes obsolete, and, in the case of Form 1001 or 4224, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision, unless such Lender advises the Borrower that it is unable lawfully to provide such forms and other certifications and notifies the Borrower to such effect. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents satisfactory to them indicating that payments hereunder or under or in respect of the Notes to or for any Lender not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

         (g) Any Lender claiming any additional amounts payable pursuant to this
Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

         Each of Holdings and the Borrower represents and warrants to each of the Lenders that (it being agreed that as used in this Article III (other than Sections 3.08(a) and 3.16) and in the term Material Adverse Effect as used herein references to subsidiaries, Subsidiaries and Restricted Subsidiaries shall include JPS Automotive and its subsidiaries to the extent they would have been included had the JPS Automotive Acquisition been consummated prior to the date hereof; provided, however, that any representation or warranty with respect to JPS Automotive and its subsidiaries is made by Holdings and the Borrower to their knowledge based on information they have received from JPS Automotive):

         SECTION 3.01. ORGANIZATION, CORPORATE POWERS. Each of Holdings and each Restricted Subsidiary (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) has all requisite corporate or partnership power and authority, as applicable, and all material licenses, permits, franchises, consents and approvals, to own or lease its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified and in good standing as a foreign entity to do business in every jurisdiction where such qualification is necessary, except where the failure so to qualify would not have a Material Adverse Effect and (iv) has the corporate or partnership power and authority, as applicable, to execute, deliver and perform each of the Loan Documents and each agreement or instrument contemplated hereby or thereby to which it is or will be a party. None of Holdings or any Restricted Subsidiary of Holdings has any assets or business, or is a party to any material contract within the meaning of
Item 6.01(b)(10) of Regulation S-K of the Securities and Exchange Commission, other than as disclosed or referred to in (a) Holdings' Annual Report on Form 10-K for the fiscal year ended January 27, 1996 and its Reports on Form 10-Q for the fiscal quarters ending April 27, 1996 and July 27, 1996 and (b) JPS Automotive's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and its Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 or as contemplated hereby and thereby.

         SECTION 3.02. AUTHORIZATION. The execution, delivery and performance of each of the Loan Documents, the borrowings hereunder and the consummation of the JPS Automotive Acquisition and the other transactions contemplated by any of the foregoing (collectively, the "TRANSACTIONS") (i) have been duly authorized by all requisite



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                                       29



action and (ii) will not (x) violate (A) any provision of law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X) or the certificate of incorporation or by-laws (or similar governing documents) of any of Holdings and the Restricted Subsidiaries, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any indenture, certificate of designation for preferred stock, agreement or other instrument to which any of Holdings or any Restricted Subsidiary is a party or by which any of them or any of their property is bound, (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument where any such conflict, violation, breach or default referred to in clause (ii)(x) or (ii)(y) of this Section, individually or in the aggregate, would have a Material Adverse Effect or (z) result in the creation or imposition of any Lien upon any property or assets of Holdings or any subsidiary of Holdings, except for Liens created by the Pledge Agreement.

         SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by any of Holdings, the Borrower or the Subsidiary Guarantors that is or is to be a party thereto will constitute, a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.04. JPS AUTOMOTIVE ACQUISITION. On the Closing Date, the JPS Automotive Acquisition will be consummated by the Borrower in accordance with the terms and conditions of the Equity Purchase Documents and this Agreement. On the Closing Date, all consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required in order to make or consummate the Transactions will have been obtained, given, filed or taken and will be in full force and effect, other than any such consents, approvals, filings or other actions, the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect. On the Closing Date, all applicable waiting periods with respect to the JPS Automotive Acquisition will have expired or been terminated without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Transactions. On the Closing Date, there will not exist any judgment, order, or injunction prohibiting or imposing material adverse conditions upon the Transactions or the performance by any Credit Party of its obligations under the Loan Documents and the Equity Purchase Documents.

         SECTION 3.05. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans only for the purposes set forth in Section 5.08.

         SECTION 3.06. FEDERAL RESERVE REGULATIONS. (a) None of Holdings or any subsidiary of Holdings is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) The making of the Loans hereunder and the use of the proceeds thereof as contemplated hereby and the other Transactions will not violate or be inconsistent with the provisions of the Regulations of the Board, including Regulations G, T, U and X.

         SECTION 3.07. PLEDGE AGREEMENT. Upon delivery of the duly completed Acknowledgment to the Collateral Agreement, the security interests created in favor of the Collateral Agent, for the benefit of the Lenders, under the Pledge Agreement will at all times constitute first-priority, perfected security interests in the Pledged Securities, and such Pledged Securities will be subject to no Liens or security interests of any other person. No filings or recordings are or will be required in order to perfect the security interests in the Pledged Securities created under the Pledge Agreement.

         SECTION 3.08. FINANCIAL STATEMENTS. (a) (i) Holdings has heretofore furnished to each of the Lenders consolidated balance sheets and consolidated statements of income and cash flow of Holdings and its consolidated subsidiaries as of and for the fiscal years ended January 27, 1996 and January 28, 1995, certified by Arthur Andersen L.L.P., independent public accountants for Holdings and (ii) Holdings has heretofore furnished to each of the Lenders unaudited consolidated balance sheets and consolidated statements of income and cash flow of Holdings and its consolidated subsidiaries as of and for the twenty six weeks ended July 27, 1996. Such balance sheets and statements of income and cash flows present fairly the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis as of the dates and for the periods indicated. Except as disclosed in Holdings' Annual Report on Form 10-K for the fiscal year ended January 27, 1996 and its Reports on Form 10-Q for the fiscal quarters ending April 27, 1996 and July 27, 1996, neither Holdings nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. The financial statements referred to in this Section 3.08(a) have been prepared in accordance with GAAP applied on a consistent basis.

         (b) The pro forma consolidating balance sheet of Holdings (showing Holdings, JPS Automotive, the transactions contemplated by the Perstorp Acquisition and acquisition adjustments) as of September 30, 1996 (in the case of JPS Automotive), as of August 31, 1996 (in the case of Perstorp) and as of October 26, 1996 (in the case of Holdings) previously delivered to the Lenders is the unaudited consolidating balance sheet of Holdings as of such date, adjusted to give effect (as if such events had occurred on such date) to the Transactions and other identified pro forma adjustments set forth therein, including the payment of all fees and expenses expected to be incurred in connection therewith (as estimated at the time of the preparation of such balance sheet), based upon the assumptions specified therein. Such pro forma consolidating balance sheet presents fairly, on a pro forma basis, the consolidated financial position of Holdings as of such dates assuming that the events specified in the preceding sentence had actually occurred or are true, as the case may be, on such date and has been prepared based upon reasonable assumptions and in accordance with GAAP applied on a consistent basis.

         SECTION 3.09. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, properties, assets, operations or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, since January 27, 1996.

         SECTION 3.10. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of Holdings, the Borrower and the Significant Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements on or other limited property interests in, all their respective material properties and assets, except for minor defects in title and limitations on property interests that do not interfere with their respective ability to conduct their respective business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.04.

         (b) Each of Holdings, the Borrower and the Significant Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not have a Material Adverse Effect. Each of Holdings, the Borrower and the Significant Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         (c) Each of Holdings, the Borrower and the Significant Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.11. SUBSIDIARIES. (a) Schedule 3.11(a) sets forth as of the Closing Date a list of all Subsidiaries of Holdings and the percentage ownership interest of Holdings therein and whether such Subsidiaries are Significant Subsidiaries.

         (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, consultants or directors and directors' qualifying shares)


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                                       31



of any nature relating to any capital stock of any subsidiary of Holdings, except for the Pledge Agreement or as provided in Schedule 3.11(b).

         SECTION 3.12. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as described in Holdings' Annual Report on Form 10-K for the fiscal year ended January 27, 1996 and its Reports on Form 10-Q for the fiscal quarters ending April 29, 1996 and July 29, 1996, there are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or any of its subsidiaries or any property or rights of Holdings or any of its subsidiaries as to which there is a reasonable possibility of an adverse determination and which (i) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect or (ii) involve the Loan Documents or (iii) if adversely determined could materially adversely affect the JPS Automotive Acquisition.

         (b) None of Holdings or any of its Subsidiaries is in default with respect to any law, order, judgment, writ, injunction, decree, rule or regulation of any Governmental Authority where such default could have a Material Adverse Effect. The Borrowings hereunder, the use of the proceeds thereof as described in Section 5.08 and the Transactions will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any court or Governmental Authority or subject Holdings or any of its subsidiaries to any civil or criminal penalty or fine.

         SECTION 3.13. AGREEMENTS. (a) None of Holdings or any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) None of Holdings or any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could result in a Material Adverse Effect. After giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

         SECTION 3.14. INVESTMENT COMPANY ACT. None of Holdings or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.15. PUBLIC UTILITY HOLDING COMPANY ACT. None of Holdings or any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.16. TAX RETURNS. Each of Holdings and its Subsidiaries has filed or caused to be filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments in excess of $2,000,000 in the aggregate received by it, except taxes that are being contested in accordance with Section 5.03 and taxes, assessments, charges, levies or claims in respect of property taxes for property that Holdings or one of its Subsidiaries has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. Each of Holdings and its Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to the periods ending on or before January 28, 1995, which taxes, if not paid or adequately provided for, would have a Material Adverse Effect. The tax returns of Holdings and its Subsidiaries have been examined by relevant Federal tax authorities for all periods through January 25, 1992, and all deficiencies asserted as a result of such examinations have been paid. Except as set forth on Schedule 3.16, as of the Closing Date, with respect to each of Holdings and its Subsidiaries, (i) no material claims are being asserted in writing with respect to any taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (iii) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority and (iv) no currently pending issues have been raised in writing by the Internal Revenue Service or any other taxing authority. For


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                                       32



purposes hereof, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

         SECTION 3.17. NO MATERIAL MISSTATEMENTS. (a) The information, reports, financial statements, exhibits and schedules furnished by or on behalf of Holdings or any of its Subsidiaries or Affiliates to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of Holdings and its Subsidiaries taken as a whole.

         (b) All financial projections concerning Holdings and its Subsidiaries that are or have been made available to the Administrative Agent or any Lender by Holdings or any of its Subsidiaries or Affiliates, unless otherwise disclosed, have been or will be prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable.

         SECTION 3.18. EMPLOYEE BENEFIT PLANS. Each of Holdings and the Restricted Subsidiaries and each of their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder except for such noncompliance which would not be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which Holdings or any of the Restricted Subsidiaries or any of their ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file would not result in a Material Adverse Effect and as of the Closing Date, the present value of all benefit liabilities under each Plan of Holdings and the Restricted Subsidiaries or any of their ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation report applicable thereto, exceed by more than $17,500,000 the value of the assets of such Plan on a termination basis. None of Holdings or any of the Restricted Subsidiaries or any of their ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could result in a Material Adverse Effect. None of Holdings or any of the Restricted Subsidiaries or any of their ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

         SECTION 3.19. LABOR MATTERS. There are no strikes against Holdings or any of its Subsidiaries pending, other than any strikes which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The hours worked and payment made to employees of Holdings and each of its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from Holdings or any of its Subsidiaries, or for which any claim may be made against Holdings or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings or such subsidiary to the extent required by GAAP. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any of its Subsidiaries (or any predecessor) is a party or by which Holdings or any of its subsidiaries (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to Holdings and its Subsidiaries taken as a whole.

         SECTION 3.20. ENVIRONMENTAL MATTERS. (a) Except as disclosed in writing to the Administrative Agent and each Lender prior to the date of this Agreement, which disclosed matters individually and in the aggregate are not reasonably expected by Holdings or the Borrower to have a Material Adverse Effect, (i) Holdings and each of its Subsidiaries has complied in all respects with all applicable Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control, except to the extent of any failure so to comply which alone and together with other such failures is not reasonably expected to result in a Material Adverse Effect; (ii) none of Holdings or any Subsidiary of Holdings has received notice of any failure so to comply which alone or together with other such failures is reasonably expected to result in a Material Adverse Effect; and (iii) none of Holdings or any of its Subsidiaries manages, transports or stores any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act or the Clean Water Act, in violation of any applicable regulations promulgated pursuant thereto or of any other applicable law where such violation is reasonably likely to result, individually or together with other violations, in a Material Adverse Effect.

         (b) Except with respect to matters that, individually and in the aggregate, Holdings and the Borrower reasonably believe would not have a Material Adverse Effect, as of the Closing Date: (i) the operations of Holdings and each of its Subsidiaries comply in all respects with all Environmental Laws and, to the knowledge of Holdings or the Borrower after inquiry, no conditions exist (including at properties leased or subleased to third persons) which would subject Holdings or its Subsidiaries to damages, liabilities, penalties, injunctive relief or clean-up costs under any Environmental Law or which require or are reasonably likely to require any Remedial Action under any Environmental Law; (ii) each of Holdings and its Subsidiaries has obtained all Environmental Permits necessary for its operation or required by any Environmental Law, and all such Environmental Permits are in good standing, and none of Holdings or its Subsidiaries has been cited by a Governmental Authority for violating any terms or conditions of such Environmental Permits within the five-year period prior to the Closing Date; (iii) none of Holdings or its Subsidiaries is subject or a party to any Environmental Claim; (iv) with respect to present facilities and operations, none of Holdings or its Subsidiaries, or, to the knowledge of Holdings or the Borrower, any predecessor of such persons, is subject to any outstanding written order or agreement with any Governmental Authority or private party respecting (A) any Environmental Law, (B) any Remedial Action under any Environmental Law, or (C) any Environmental Claim; (v) to the knowledge of Holdings or the Borrower, none of the operations of any of Holdings or its Subsidiaries is the subject of any investigation by a Governmental Authority evaluating whether any Remedial Action under any Environmental Law is needed; (vi) none of Holdings or its Subsidiaries or, to the knowledge of Holdings or the Borrower, any predecessor of such persons has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste as defined under 40 C.F.R. Parts 260 through 270 (in effect as of the Closing Date) or any state equivalent, or reporting a Release of a Contaminant; (vii) to the knowledge of Holdings or the Borrower except as permitted under any Environmental Law, none of Holdings or its Subsidiaries has experienced a Release of any Contaminant, and there has been no voluntary disposal, use, storage, recycling or treatment on, under or at any property of such person (or in tanks or other facilities thereon) of any Contaminant which, if known to be present on such property, or present in soils or groundwater, would require Remedial Action under any Environmental Law; and
(viii) no Lien in favor of any Governmental Authority for (A) any liability under any Environmental Law or (B) damages arising from or costs incurred by such Governmental Authority in response to a Release of a Contaminant into the environment has been recorded with respect to any property of Holdings or any of its Subsidiaries. For purposes of this Section 3.20(b), "knowledge" means the actual knowledge of any Responsible Officer of Holdings or any Restricted Subsidiary, any officer of Holdings or any Restricted Subsidiary with responsibility for environmental compliance, or any plant or facilities manager with responsibility for overall management of such plant or facility of Holdings or any of its Subsidiaries.

         (c) Each of Holdings and its Subsidiaries reasonably believes that Holdings and its Subsidiaries on a consolidated basis have made adequate provision (in accordance with GAAP) for all damages, liabilities, penalties or costs that they reasonably expect to incur in connection with any Environmental Claim or any Remedial Action existing or, to the knowledge of Holdings or the Borrower, reasonably anticipated as of the date of this Agreement.

         SECTION 3.21. SOLVENCY. (a) The fair salable value of the assets of the Borrower exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower as they mature. The assets of the Borrower do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrower does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the Transactions).

              (b) Upon consummation of the Transactions, the fair salable value of the assets of the Borrower and its subsidiaries taken as a whole will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its subsidiaries.

              (c) The assets of the Borrower and its subsidiaries taken as a whole do not, and upon consummation of the Transactions will not, constitute unreasonably small capital for the Borrower and its subsidiaries, to carry out their respective businesses as now conducted and as proposed to be conducted including the capital needs of the Borrower and its subsidiaries taking into account the particular capital requirements of the business conducted by the Borrower and each of its subsidiaries, and projected capital requirements and capital availability thereof.

              (d) The Borrower does not intend to, and does not intend to permit any of its subsidiaries to, incur debts beyond their respective ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Borrower and each of such subsidiaries, and of amounts to be payable on or in respect of debt of the Borrower and each of such subsidiaries.

         SECTION 3.22. ABSENCE OF CERTAIN RESTRICTIONS. No indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings or any Restricted Subsidiary is a party will prohibit or materially restrain, or have the effect of prohibiting or materially restraining, or imposing materially adverse conditions upon, the incurrence of Indebtedness, the granting of Liens, the provision of Guarantees or the payment of dividends by subsidiaries of Holdings except for restrictions (a) on the granting of Liens on assets that are encumbered by Liens permitted under clause
(a), (b), (i), (k), (l), (r) or (t) of Section 6.04, to the extent that such restrictions apply only to the assets so encumbered and are imposed by the agreements under which such Liens were granted or (b) contained in agreements relating to Indebtedness permitted by Section 6.01.

         SECTION 3.23. NO FOREIGN ASSETS CONTROL REGULATION VIOLATION. The Transactions will not result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Kuwaiti Assets Control Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of the Loans be used by the Borrower in a manner that would violate any thereof.

         SECTION 3.24. INSURANCE. Each of Holdings and the Restricted Subsidiaries carries and maintains with respect to its insurable properties insurance (including self insurance) with financially sound and reputable insurers of the types, to such extent and against such risks as is customary with companies in the same or similar businesses, including fire and other risks insured against by extended coverage and public liability insurance against claims for personal injury or death or property damages occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it.

         SECTION 3.25. CERTAIN OTHER REPRESENTATIONS. All representations and warranties contained in any other Loan Document and made by any of Holdings or any of its Subsidiaries are true and correct as of the date made or deemed to have been made.

         SECTION 3.26. PERMITTED ACQUISITION INDEBTEDNESS. Indebtedness under this Agreement constitutes Permitted Acquisition Indebtedness under this Agreement and under the Existing Credit Agreement. This Agreement constitutes a Permitted Acquisition Indebtedness Agreement under the Guarantee Agreement and the Intercreditor Agreement. The Transactions constitutes a Permitted Business Acquisition under this Agreement and under the Existing Credit Agreement.

         SECTION 3.27. SENIOR DEBT. All payment obligations of the Borrower under the Loan Documents constitute Senior Indebtedness (as defined in the Senior Subordinated Notes Indenture), and all payment obligations
 of  Holdings  under  the  Loan  Documents   constitute   Senior   Guarantor
Indebtedness (as defined in the Senior Subordinated Notes Indenture).


                                   ARTICLE IV.

                                   CONDITIONS

         SECTION 4.01.  EACH EXTENSION OF CREDIT.  On the date of each
 Borrowing:

              (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

              (b) The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

              (c) At the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

              (d) After giving effect to such Borrowing, the sum of the outstanding Loans and JPS Automotive Senior Notes shall not exceed $200,000,000; for purposes of this Section 4.01(d), JPS Automotive Senior Notes owned by the Borrower and its subsidiaries (and pledged under the Pledge Agreement) shall not be deemed outstanding.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01.

         SECTION 4.02. INITIAL EXTENSION OF CREDIT. The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions on the Closing Date:

              (a) Each Lender, if it so requests in accordance with subsection 2.04(e), shall have received a duly executed Note complying with the provisions of Section 2.04.

              (b) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including reimbursement of any out-of-pocket expenses referred to in
         Section 9.05 (to the extent that notice thereof is given to the Borrower prior to the Closing Date).

              (c) The Administrative Agent shall have received the favorable written opinions of (i) Cravath, Swaine & Moore, special counsel for Holdings and its subsidiaries, and (ii) Elizabeth R. Philipp, Esq., general counsel for Holdings and its subsidiaries, each dated the Closing Date and addressed to the Lenders, and in form and substance satisfactory to the Administrative Agent and covering the matters set forth in Exhibit D.

              (d) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation and certificate of partnership, as applicable, including all amendments thereto, of each of the Borrower, Holdings and JPS Automotive, certified as of a recent date, and a certificate as to the good standing of each of the Borrower, Holdings and JPS Automotive as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower, Holdings and JPS Automotive dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or partnership agreement, as applicable, of such entity as in effect on the Closing Date and (except as specified in such certificate) at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or the general partner, as the case may be, of such entity authorizing the execution, delivery and performance of the Loan Documents to which it is a party, the granting of the Liens thereunder and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of partnership and certificate or articles of incorporation of such entity have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing on the Closing Date any Loan Document or any other document delivered in connection herewith on behalf of such entity; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above;
         (iv) a certificate or equivalent documentation from the Secretary of State of each state in which any of the Borrower, Holdings and JPS Automotive conducts material business or owns material assets as to the qualification of such entity to do business and its good standing in such state; and (v) such other documents as the Lenders or their counsel or Simpson Thacher & Bartlett, special counsel for the Administrative Agent, may reasonably request.

              (e) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Holdings and the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and those set forth in paragraphs (i) and (k) of this Section 4.02 (disregarding, for this purpose, the provisions of any such paragraph that refer to the satisfaction of the Administrative Agent, its counsel or the Lenders with any matter).

              (f) The Pledge Agreement shall have been duly executed by Holdings and each Restricted Subsidiary listed therein and delivered to the Collateral Agent and shall be in full force and effect, all outstanding shares of capital stock (including any partnership interests) of the Borrower and each domestic subsidiary thereof (including JPS Automotive but excluding its subsidiaries), 65% of the outstanding shares of capital stock of each foreign subsidiary owned directly by the Borrower or a domestic subsidiary of the Borrower and all inter-company obligations in excess of $10,000,000 held by Holdings, the Borrower or any subsidiary of the Borrower and evidenced by notes, bonds or other instruments shall have been duly and validly pledged to the Collateral Agent for the benefit of the Secured Parties and certificates representing all such shares and the instruments representing all such obligations shall be in the actual possession of the Collateral Agent.

              (g) The Collateral Agent shall have received each document (including Uniform Commercial Code financing statements) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first priority security interest in or lien on the Collateral that is the subject of the Pledge Agreement. The Collateral Agent shall have accepted the Acknowledgement.

              (h) Except in connection with the Transactions, the Perstorp Acquisition and permitted dispositions (including the Floorcoverings Disposition and the Wallcoverings Disposition), there shall not have occurred any material change in the capitalization (whether in debt or equity), corporate structure or assets of Holdings or any of its subsidiaries, or any changes in the certificate of incorporation or by-laws of Holdings or any of its Subsidiaries.

              (i) (i) There shall have been delivered to the Lenders true and correct copies of the Equity Purchase Documents. The Transactions shall have been duly approved by the board of directors of the Borrower, and all Equity Purchase Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. Each of the material conditions precedent to each party's obligation to consummate the Transactions shall have been satisfied, or waived, all to the reasonable satisfaction of the Administrative Agent. The JPS Automotive Acquisition shall have been approved or exempted by all requisite Governmental Authorities, and all such approvals or exemptions, including any conditions imposed thereby, shall be in form and substance acceptable to the Required Lenders in their sole discretion. No action shall have been taken by any Governmental Authority which restrains or prevents or seeks to restrain or prevent, or imposes or seeks to impose materially adverse conditions upon, the JPS Automotive Acquisition. Without limiting the generality of the foregoing, the Required Lenders shall be satisfied, in their sole discretion, that all governmental and material third party approvals have been obtained, and any appeals periods expired, which, if not obtained, could render the obligations to the Lenders under the Loan Documents either void or voidable or subordinate them to other claims or obligations or could impair or subject to subordination the security interests of, or the exercise of remedies by, the Lenders.

                   (ii) JPS Automotive shall be a Restricted Subsidiary of the Borrower as that term is used herein and in the Senior Subordinated Notes.

                   (iii) The Administrative Agent shall be satisfied that fees and expenses relating to the Transactions shall not exceed $3,500,000.

              (j) No action, suit, litigation or similar proceeding at law or in equity or by or before any court or Governmental Authority shall exist or, in the case of litigation by a Governmental Authority, be threatened, with respect to the Transactions which would in the reasonable opinion of the Required Lenders be likely to have a Material Adverse Effect.

              (k)  The Closing Date shall occur prior to December 20, 1996.

              (l) Each Lender and the Administrative Agent shall have received the pro forma financial statements referenced in Section 3.08(b).

              (m) All aspects of the structure and documentation of the Transactions and all corporate and other proceedings taken or to be taken in connection therewith and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Administrative Agent and to Simpson Thacher & Bartlett, special counsel for the Administrative Agent, and each Lender shall have received copies of all such documents as such Lender, acting through the Administrative Agent, may reasonably request. All legal matters incident to this Agreement and the borrowings hereunder shall be reasonably satisfactory to the Administrative Agent and to Simpson Thacher & Bartlett, special counsel for the Administrative Agent.

              (n) The Existing Credit Agreement shall have been amended to allow for (i) the borrowings contemplated hereby and (ii) the ratable sharing among the Existing Credit Agreement Creditors and the Lenders hereunder of any mandatory prepayment amount required to be made by the Borrower pursuant to subsection 2.12(c) or (d).

              (o) An Acknowledgement substantially in the form of Exhibit F hereto shall have been duly executed by all parties thereto.

         Each of Holdings and the Borrower hereby directs its counsel referred to in clause (c) above to deliver the opinions to be delivered by such counsel pursuant to such paragraph, it being understood that the Lenders will and may rely thereon.


                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

         Each of Holdings and the Borrower covenants and agrees that from and after the Closing Date, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under or in respect of any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to:

         SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.08 and except for the liquidation or dissolution of Restricted Subsidiaries (other than Significant

Subsidiaries) if the assets of such corporations to the extent they exceed estimated liabilities are acquired by a wholly owned Restricted Subsidiary in such liquidation or dissolution; PROVIDED that Subsidiaries which are Guarantors may not be liquidated into Subsidiaries that are not Guarantors and domestic Subsidiaries may not be liquidated into foreign Subsidiaries.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times.

         (c) Without limiting the generality of the provisions of Section 5.01(b), each of Holdings and the Borrower shall (i)(A) undertake reasonable efforts to comply, and to cause each Subsidiary to comply, in all material respects with all Environmental Laws and any order, decree or similar requirements of any Governmental Authority concerning (1) a material violation of any Environmental Law, (2) a financial contribution by Holdings or any of its Subsidiaries under any Environmental Law or (3) a Remedial Action by or on the part of Holdings or any of its Subsidiaries under any Environmental Law and (B) undertake reasonable efforts to remedy and to cause each of its Subsidiaries to remedy, as soon as reasonably practicable, any material violation of Environmental Laws, except in any case that compliance or remedy shall not be required insofar as any failure to undertake such efforts cannot reasonably be expected by Holdings or the Borrower to have a Material Adverse Effect, or so long as (x) the validity of the same shall be contested diligently and in good faith, (y) the subject property does not contain a material plant or other facility or shall then be in no danger of being sold, forfeited or lost pursuant to such contest and (z) reserves have been established in accordance with GAAP by Holdings or such subsidiary in connection therewith; and (ii) undertake reasonable efforts to require and to cause each of its subsidiaries to require, to the extent practicable and appropriate, that a lease for any renewing or new tenant contain terms substantially equivalent to those of clause (i) above.

         SECTION 5.02. INSURANCE. Keep its insurable properties insured (including through self-insurance) at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other insurance, of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, including insurance against fire and other risks insured against by extended coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         SECTION 5.03. TAXES. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings or any Restricted Subsidiary, as applicable, shall set aside on its books adequate reserves as required by GAAP with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that Holdings or one of the Restricted Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate.

         SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, AMENDMENTS, ETC. In the case of Holdings, furnish to the Administrative Agent for distribution to each 1996 Credit Agreement Creditor (with sufficient copies for each 1996 Credit Agreement Creditor):

              (a) within 90 (or, in the case of clause (ii) below, 105) days after the end of each fiscal year (x) consolidated balance sheets and related statements of income and cash flows, showing the consolidated financial condition of each of (i) Holdings and its Subsidiaries and
         (ii) unless Carcorp, Inc. is the only Unrestricted Subsidiary, Holdings and the Restricted Subsidiaries, in each case as of the close of such fiscal year and the results of their operations during such year, audited in the case of clause (i) above by Arthur Andersen L.L.P. or other independent public accountants of recognized national standing (who shall be reasonably acceptable to the Administrative Agent) and accompanied by (1) in the case of clause (i), an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP and (2) a certificate of a Financial Officer certifying that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP consistently applied (except as disclosed in such certificate, in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent) and (y) a statement of stockholders' equity of Holdings, presented on a basis consistent with the financial statements furnished pursuant to clause (x) above, and certified by one of Holdings' Financial Officers as fairly presenting the stockholders' equity of Holdings in accordance with GAAP consistently applied (except as disclosed in such certificate in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent);

              (b) within 45 (or, in the case of clause (ii) below, 60) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheets and related statements of income and cash flows, showing the consolidated financial condition of each of
         (i) Holdings and its Subsidiaries and (ii) unless Carcorp., Inc. is the only Unrestricted Subsidiary, Holdings and the Restricted Subsidiaries, in each case as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, together with the balance sheets and related statements of income and cash flows as of the corresponding dates and for the corresponding periods in the prior year, all certified by one of its Financial Officers as fairly presenting the consolidated financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP (other than the absence of footnotes in accordance with GAAP) consistently applied (except as disclosed in such certificate in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent), subject to normal year-end audit adjustments;

              (c) concurrently with any delivery of financial statements under
         (a) or (b) above, a certificate (a "COMPLIANCE CERTIFICATE") of the accounting firm or Financial Officer (which certificate shall be in the form of Exhibit E if delivered by a Financial Officer) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Default or Event of Default has occurred or, if such Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail (which detail shall be reasonably satisfactory to the Administrative Agent) demonstrating compliance with the covenants contained in Sections 6.14,
         6.15 (in the case of Section 5.04(a) only) 6.16 and 6.17 and showing the Applicable Level;

              (d) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of Holdings and the Subsidiaries or Holdings and the Restricted Subsidiaries, as the case may be, delivered pursuant to clauses (a) and (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to clauses (a) and (b) above following such change, a schedule prepared by a Financial Officer reconciling such changes to what the financial statements would have been without such changes;

              (e) promptly after the same become publicly available, copies of all periodic reports and proxy statements and, to the extent requested by the Administrative Agent, any other materials filed by Holdings or any of its Subsidiaries with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

              (f) within 90 days after the beginning of each fiscal year, a copy of the annual income and capital expenditure budget for such fiscal year;

              (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings or any of its Restricted Subsidiaries, or compliance with the terms of any Loan Document, as any 1996 Credit Agreement Creditor, acting through the Administrative Agent, may reasonably request;

              (h) promptly, a copy of any amendment or waiver of any provisions of any agreement which amendment or waiver is described in
         Section 6.10 or 6.11;

              (i) promptly following the creation or acquisition of any Subsidiary, a certificate from a Responsible Officer, identifying such new Subsidiary and the ownership interest of Holdings and its Subsidiaries therein; and concurrently with the delivery of financial statements under (a) or (b) above, a description of the Investments in Unrestricted Subsidiaries made during the fiscal quarter ending on the date of such financial statements and the amount thereof; PROVIDED, that with respect to the Subordinated Notes owed by Carcorp, Inc. under the receivables financing facility (the "Sub Notes"), the Borrower shall not be required to report any changes in the outstanding principal amount of the Sub Notes, unless the aggregate outstanding principal amount of such Sub Notes exceeds $75,000,000;

              (j) if requested by the Administrative Agent, within 105 days following the end of any fiscal year of any Unrestricted Subsidiary, a balance sheet and related statements of income and cash flow for such Unrestricted Subsidiary at the end of and for such fiscal year; and

              (k) promptly, a copy of all reports submitted in connection with any interim or special audit made by independent accountants of the books of Holdings or any of its Subsidiaries.

         SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to each 1996 Credit Agreement Creditor prompt written notice of the following:

              (a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

              (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any Subsidiary in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

              (c) any development specific to Holdings and its Subsidiaries and not otherwise publicly disclosed known to a Responsible Officer that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

         SECTION 5.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to each 1996 Credit Agreement Creditor (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower, any Guarantor or any ERISA Affiliate of any of them knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower, any Guarantor or any of their ERISA Affiliates to the PBGC in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice the Borrower or any Guarantor or any of their ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by any of their ERISA Affiliates which is considered an ERISA Affiliate only pursuant to subsection
(m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 20 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by the Borrower, any Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower, any Guarantor or such ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

         SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent (or, during the continuance of an Event of Default, any Lender) to visit and inspect the financial records and the properties of Holdings or any Restricted Subsidiary at reasonable times, upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent (or, during the continuance of an Event of Default, any Lender) to discuss the affairs, finances and condition of Holdings or any Restricted Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

         SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans solely (i) to refinance, purchase or acquire outstanding JPS Automotive Senior Notes, including JPS Automotive Senior Notes put to JPS Automotive as a result of the change of control of JPS Automotive resulting from the JPS Automotive Acquisition, and to refinance the acquisition cost of previously purchased JPS Automotive Senior Notes and (ii) up to $20,000,000 for general corporate purposes (including premium and purchased interest on the JPS Automotive Senior Notes).

         SECTION 5.09. FURTHER ASSURANCES. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC financing statements, mortgages and deeds of trust), which may be required under applicable law, or which the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.04) of the security interests created or intended to be created pursuant to the Pledge Agreement. In addition, from time to time, Holdings and the Restricted Subsidiaries will, at their cost and expense, subject to the obtaining of any required regulatory authorizations (which Holdings and Borrower agree to use their best efforts to obtain) promptly secure the Obligations by causing the following to occur: (i) promptly upon creating or acquiring any additional subsidiary, the stock of such subsidiary will (unless such subsidiary is a subsidiary of an Unrestricted Subsidiary or, unless and to the extent prohibited by the terms of the JPS Automotive Senior Notes, of JPS Automotive) be pledged pursuant to the Pledge Agreement, provided that no more than 65% of the capital stock of any foreign subsidiary shall be required to be pledged pursuant to this Section 5.09, and (ii) such subsidiary will (unless such subsidiary is an Unrestricted Subsidiary or a foreign subsidiary) or, unless and to the extent prohibited by the terms of the JPS Automotive Senior Notes, JPS Automotive or any of its subsidiaries become a party to the Guarantee Agreement. All such security interests and Liens will be created under the Pledge Agreement and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and Holdings and the Restricted Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 5.09. Holdings and the Restricted Subsidiaries agree to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.




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                                       42



         SECTION 5.10. CHANGE IN OWNERSHIP. In the case of Holdings, own directly at all times, legally and beneficially, 100% of the capital stock of the Borrower, free of Liens except Liens in favor of the Collateral Agent; and, in the case of Borrower, own (a) directly at all times, legally and beneficially, 100% of the capital stock of the Finance Subsidiary free of Liens except Liens in favor of the Collateral Agent and (b) directly or indirectly at all times, legally and beneficially, 100% of the capital stock of C&A Canada free of Liens except Liens, if any, in favor of the Collateral Agent.

         SECTION 5.11. FISCAL YEAR; ACCOUNTING. In the case of each of Holdings and its subsidiaries, cause its respective fiscal year to end on the last Saturday in January; provided Holdings and its Subsidiaries may change to a fiscal year ending on the last Saturday in December (except that the fiscal year end may vary for any foreign subsidiary domiciled in a jurisdiction that prohibits such last Saturday year end).

         SECTION 5.12. DIVIDENDS. In the case of the Borrower, permit its subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations.

         SECTION 5.13. RATE PROTECTION AGREEMENTS. The Borrower shall (within 120, 240 and 360 days following the Closing Date) enter into, and thereafter maintain in effect, one or more interest rate protection agreements (including interest rate swaps, caps, collars and other interest rate hedging transactions) with any of the Lenders or other financial institutions reasonably satisfactory to the Administrative Agent (the obligations of the Borrower in respect of all such agreements and transactions shall be unsecured, except in the case of any such agreement or transaction entered into with an Existing Credit Agreement Creditor or its affiliates), the effect of which shall be to limit for a period of at least two years following the Closing Date the interest payable by the Borrower in connection with Indebtedness under this Agreement having an aggregate outstanding principal amount not less than an amount equal to 50% of the aggregate principal amount of the Loans made during the previous 120 days on terms and conditions reasonably acceptable, taking into account current market conditions, to the Administrative Agent and deliver evidence of the execution and delivery thereof to the Administrative Agent.

         SECTION 5.14. CORPORATE SEPARATENESS. Cause the management, business and affairs of each of Holdings and the Subsidiaries to be conducted in such a manner so that each of Holdings and the Unrestricted Subsidiaries will be perceived as a legal entity separate and distinct from each other and the Restricted Subsidiaries.

         SECTION 5.15. BUSINESS OF RESTRICTED SUBSIDIARIES. Not permit any material portion of the business and activities of the Restricted Subsidiaries to be performed and conducted by the Unrestricted Subsidiaries.


                                   ARTICLE VI.

                               NEGATIVE COVENANTS

         Each of Holdings and the Borrower covenants and agrees that from and after the Closing Date, so long as this Agreement shall remain in effect or any monetary Obligation shall be unpaid, unless the Required Lenders shall otherwise consent in writing, Holdings and the Borrower will not, and will not cause or permit any Restricted Subsidiary to:

         SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

              (a) Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money in an amount not to exceed $35,000,000 under agreements existing on June 3, 1996 and set forth in Schedule 6.01 and other Indebtedness existing on June 3, 1996, but not any extensions, renewals or refinancings of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the interest rate with respect thereto and other terms thereof are no less favorable than the Indebtedness being refinanced or extended and the average life to maturity thereof is greater than or equal to the Indebtedness being refinanced or extended (provided that such Indebtedness



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                                       43



         permitted under clause (i) or clause (ii) above shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom);

              (b) Indebtedness of the Borrower consisting of contingent liabilities arising from indemnities and other contractual obligations of the Borrower existing from the sale of properties prior to June 3, 1996 by Holdings and the Borrower and their predecessors;

              (c) So long as immediately after giving effect to the incurrence thereof no Default or Event of Default shall have occurred and be continuing, Permitted Subordinated Indebtedness and unsecured subordinated Guarantees of such Permitted Subordinated Indebtedness;

              (d) Indebtedness of (i) the Borrower to any subsidiary of the Borrower evidenced, if the amount of such Indebtedness owing to a Domestic Restricted Subsidiary exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Pledge Agreement, (ii) any Domestic Restricted Subsidiary to the Borrower evidenced, if the amount of such Indebtedness exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Pledge Agreement, (iii) any Domestic Restricted Subsidiary to any other Restricted Subsidiary evidenced, if the amount of such Indebtedness owing to a Domestic Restricted Subsidiary exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Pledge Agreement, (iv) any Foreign Restricted Subsidiaries to the Borrower or to any other Domestic Restricted Subsidiary in an aggregate principal amount, together with Investments under Section 6.07(l) and Indebtedness outstanding under Section 6.01(r), not at any time in excess of $200,000,000 PLUS the Foreign Currency Fluctuation Amount and evidenced by one or more Intercompany Notes pledged to the Collateral Agent under the Pledge Agreement if the outstanding amount of such Indebtedness exceeds $5,000,000 in the aggregate, (v) Holdings to Borrower, in an amount not greater than $2,000,000 at any time, (vi) Manchester Plastics, Ltd. to any Domestic Restricted Subsidiary in an aggregate principal amount not to exceed $35,000,000, evidenced by one or more Intercompany Notes pledged to the Collateral Agent under the Pledge Agreement and (vii) any Foreign Restricted Subsidiary to any other foreign Subsidiary;

              (e) Capital Lease Obligations and Purchase Money Indebtedness incurred by the Borrower (or any other Restricted Subsidiary in the case of Purchase Money Indebtedness incurred, together with Indebtedness under clause (o) below, not in excess of $30,000,000 in the aggregate at any time outstanding) prior to or within 270 days after a Capital Expenditure permitted under Section 6.03 in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof if the interest rate with respect thereto and other terms thereof are no less favorable than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to the Indebtedness being refinanced (provided that such Indebtedness shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom);

              (f) Capital Lease Obligations incurred by the Borrower or any Restricted Subsidiary in respect of any Sale and Leaseback Transaction that is permitted under Section 6.06;

              (g) Indebtedness of the Borrower and its subsidiaries in the nature of Interest Rate Agreements and other interest rate and foreign currency hedging transactions entered into in order to fix the effective rate of interest, or to hedge against currency fluctuations, on the Loans and other Indebtedness (it being understood that such transactions shall be entered into for business purposes and not for the purpose of speculation);

              (h) Indebtedness of a Domestic Restricted Subsidiary which represents the assumption by such Domestic Restricted Subsidiary of Indebtedness of a Restricted Subsidiary in connection with the merger



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                                       44



         of such Restricted Subsidiary with or into the assuming Domestic Restricted Subsidiary or the purchase of all or substantially all the assets of such other Restricted Subsidiary;

              (i) Indebtedness of the Restricted Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, bankers acceptances, letters of credit and surety bonds provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

              (j) Indebtedness arising from the honoring by a bank or other financial institutions of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within two Business Days of its incurrence;

              (k) (i) Indebtedness of a Restricted Subsidiary acquired after June 3, 1996, (ii) indebtedness of a Restricted Subsidiary of the Borrower incurred after the date hereof in connection with an acquisition, and (iii) Indebtedness of a corporation merged or consolidated with or into a Restricted Subsidiary after June 3, 1996, which Indebtedness exists at the time of such acquisition, merger or consolidation (whether or not created in contemplation of such event) and such acquisition, merger or consolidation is permitted by this Agreement; PROVIDED that the aggregate principal amount of Indebtedness under this clause (k) shall not exceed $250,000,000 less outstanding Indebtedness under paragraph (l) below (it being understood that JPS Automotive Senior Notes owned by the Borrower and its subsidiaries (and pledged under the Pledge Agreement) shall not be deemed outstanding);

              (l) (i) Indebtedness under this Agreement and (ii) Indebtedness of the Borrower incurred after June 3, 1996, which Indebtedness is created or incurred in connection with any Permitted Business Acquisition; provided that the aggregate principal amount of Indebtedness which may be created or incurred under this paragraph (l) shall not exceed $200,000,000;

              (m) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits, property, casualty, liability or other insurance to Holdings or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

              (n) (i) Indebtedness under the Existing Credit Agreement and the Guarantees thereof by the Guarantors pursuant to the Guarantee Agreement and (ii) Indebtedness represented by the Guarantees of Indebtedness permitted under clause (l) above and clause (u) below by the Guarantors pursuant to the Guarantee Agreement;

              (o) other Capital Lease Obligations of the Restricted Subsidiaries in an aggregate principal amount at any time outstanding, together with Indebtedness of Restricted Subsidiaries of the Borrower outstanding under clause (e) above, not in excess of $30,000,000;

              (p) other unsecured Indebtedness of the Borrower and C&A Canada in an aggregate principal amount at any time outstanding not in excess of $40,000,000 and unsecured Guarantees by the Borrower of any Indebtedness of C&A Canada incurred in accordance with this clause (p);

              (q) other Indebtedness of the Borrower or any other Restricted Subsidiary together with Indebtedness listed on Schedule 6.01 (as such Indebtedness may be refinanced as permitted by Section 6.01(a)) in an aggregate principal amount outstanding at any time not to exceed $35,000,000 and unsecured Guarantees by the Borrower of any Indebtedness of any Restricted Subsidiary incurred in accordance with this clause (q);

              (r) other Indebtedness of Foreign Restricted Subsidiaries denominated in Dollars or in Foreign Currencies in an aggregate outstanding amount at any one time not to exceed the Dollar Equivalent Amount


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                                       45



         of, together with Investments under Section 6.07(l) and outstanding Indebtedness under Section 6.01(d)(iv), $200,000,000 PLUS the Foreign Currency Fluctuation Amount;

              (s) Indebtedness of Foreign Restricted Subsidiaries incurred for the purpose of financing working capital in an aggregate outstanding amount at any one time not to exceed the Dollar Equivalent Amount of $35,000,000 PLUS the Foreign Currency Fluctuation Amount;

              (t) all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (q) above; and

              (u) Indebtedness of the Borrower incurred after the date hereof in respect of revolving credit facilities having a maturity of 364 days or less in an aggregate amount not to exceed $50,000,000.

         SECTION 6.02. DIVIDENDS AND DISTRIBUTIONS. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock (other than dividends and distributions on Holdings Common Stock payable solely by the issuance of additional shares of Holdings Common Stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted Subsidiary to purchase or acquire) any shares of any class of its capital stock or any option, warrant or other right to acquire shares of such stock or set aside any cash, property, securities or combination thereof amount for any such purpose; PROVIDED, HOWEVER, that:

              (a) any  Subsidiary  may declare and pay  dividends  or make other
         distributions   to  the   Borrower  or  to  wholly   owned   Restricted
         Subsidiaries;

              (b) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may pay dividends in cash on its common stock or preferred stock or may redeem, purchase, retire or otherwise acquire for value its common stock or preferred stock PROVIDED that the sum of such dividends and consideration paid for such redemptions, purchases, retirements and other acquisitions in any fiscal year shall not exceed $12,000,000;

              (c) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing and the Dividend Condition shall have been met, Holdings may pay dividends in cash on its common stock or any preferred stock and may redeem, purchase, retire or otherwise acquire for value its common stock or any preferred stock in any fiscal year in an amount not to exceed in the aggregate for all such transactions 25% of Net Income for the prior fiscal year less the amount of dividends and consideration (for redemptions, purchases, retirements and other acquisitions) paid in such current fiscal year pursuant to clause (b) above;

              (d) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may repurchase director's qualifying shares of Holdings and capital stock of Holdings and options therefor of employees and directors of Holdings and the Restricted Subsidiaries PROVIDED that (i) no such repurchase may be made unless Holdings is obligated to do so at the time of repurchase pursuant to contractual agreements between Holdings and the applicable officer or director and (ii) the aggregate amount paid by Holdings in connection with such repurchases at any time shall not exceed $3,000,000 plus the aggregate amount (but only to the extent such amount is simultaneously contributed by Holdings to the Borrower) received by Holdings from the sale or issuance of its capital stock or options therefor to officers and directors of Holdings and the Restricted Subsidiaries after the 1994 Closing Date;

              (e) the Borrower may pay dividends or make other distributions to Holdings in amounts sufficient to allow Holdings to pay (i) Permitted Tax Payments and state and local taxes and other governmental charges, and administrative and routine expenses required to be paid by Holdings in the ordinary course of its business, (ii) the dividends, other consideration (for redemptions, purchases, retirements and other acquisitions of common stock and preferred stock) and other amounts contemplated by clauses (b) and (c) above; PROVIDED that dividends paid to Holdings pursuant to this clause
         (ii) in order to permit Holdings to pay dividends are used by Holdings for such purpose within 20 days of the receipt of such dividends by Holdings, (iii) the repurchase price for the capital stock and options therefor of Holdings contemplated by clause (d) above provided that such dividends pursuant to clause (iii) are used by Holdings for such purpose within 20 days of the receipt of such dividends by Holdings and
         (iv) the amount of any Investment in an Unrestricted Subsidiary if the Borrower and the Restricted Subsidiaries could have made such Investment in Unrestricted Subsidiaries pursuant to Section 6.07 (l) (but on the assumption that the Borrower could otherwise invest in such Unrestricted Subsidiary); PROVIDED that such dividends pursuant to clause (iv) are used by Holdings for such purpose within 20 days of receipt of such dividends by Holdings; PROVIDED FURTHER that no dividend may be paid to Holdings pursuant to clause (ii) or (iii) or
         (iv) if at the time of such dividend or after giving effect thereto a Default or Event of Default shall have occurred and be continuing; and

              (f) the foregoing shall not prohibit the ESOP Investment or employee-directed purchases of Holdings stock pursuant to any employee benefit plan; and

              (g) Holdings and the Restricted Subsidiaries may declare and pay dividends (a) consisting of the stock of the Wallcoverings Subsidiaries and (b) in amounts equal to the Available Wallcoverings Proceeds, in connection with the consummation of the Wallcoverings Disposition.

         SECTION 6.03. CAPITAL EXPENDITURES. Permit Capital Expenditures of the Restricted Subsidiaries on a consolidated basis during any fiscal year to be greater than the amount set forth below for such fiscal year:

         FISCAL YEAR               AMOUNT

              1994               $ 85,000,000
              1995                130,000,000
              1996                 80,000,000
              1997                 80,000,000
              1998                 80,000,000
              1999                 80,000,000
              2000                 80,000,000
              2001                 80,000,000
              2002                 80,000,000

         PROVIDED, HOWEVER, that (i) to the extent Capital Expenditures made in any fiscal year are less than the amount set forth above opposite such fiscal year, Restricted Subsidiaries shall be permitted to carry forward the unused amount to the succeeding fiscal years so long as such aggregate Capital Expenditures in any fiscal year do not exceed $130,000,000; (ii) Capital Expenditures may not be made by Holdings; and (iii) Capital Expenditures that are refinanced with Sale and Lease-Back Transactions within 270 days of acquisition which result in Operating Leases shall be deemed not to be Capital Expenditures.

         SECTION 6.04. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

              (a) Liens on property or assets of the Restricted Subsidiaries existing on the date of this Agreement and, in the case of Liens securing Indebtedness for borrowed money, set forth in Schedule 6.04; PROVIDED that such Liens shall secure only those obligations which they secure on such date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and do not subsequently apply to any other property or assets of Holdings or any Restricted Subsidiary;

              (b) any Lien on any property or asset used by a Restricted Subsidiary in the ordinary course of business, which Lien existed prior to the acquisition thereof by such subsidiary; PROVIDED that (i) such Lien



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                                       47



         is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of any other Restricted Subsidiary;

              (c) any Lien on any property or asset of a Restricted Subsidiary securing Indebtedness permitted by Section 6.01(k), PROVIDED that such Lien does not apply to any other property or assets of Holdings or any Restricted Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset;

              (d) Liens for taxes, assessments or other governmental charges or levies not yet due, or which are for less than $1,000,000 in the aggregate, or which are being contested in compliance with Section 5.03 or for property taxes for property that the Borrower or one of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

              (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations which are not due or which are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings or the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

              (f) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

              (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (h) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere in any material respect with the ordinary conduct of the business of any Restricted Subsidiary;

              (i) purchase money security interests in real property, improvements thereto or equipment acquired (or, in the case of improvements, constructed) by any Restricted Subsidiary (including without limitation, the interests of vendors and lessors under conditional sale and title retention agreements); PROVIDED that (i) such security interests secure Indebtedness permitted by Section 6.01,
         (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or construction), (iv) such expenditures are Capital Expenditures permitted under Section 6.03 and (v) such security interests do not apply to any other property or assets of any Restricted Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

               (j) Liens created in favor of the Collateral Agent for the benefit of the Secured Parties;

              (k) Liens securing reimbursement obligations in respect of commercial letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

              (l) Liens arising out of capitalized or operating lease transactions permitted under Section 6.06, so long as such Liens (i) attach only to the property sold in such transaction and any accessions thereto and (ii) do not interfere with the business of Holdings and the Restricted Subsidiaries in any material respect;

              (m) any Lien on assets of a person securing Indebtedness of such person permitted by Section 6.01(q);

              (n) any Lien arising by operation of law pursuant to Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9607(l), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with Section 5.03, or on property that a Restricted Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, PROVIDED that the liability of Holdings and the Restricted Subsidiaries with respect to the matter giving rise to such Lien shall not, in the reasonable estimate of the Borrower (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $7,500,000;

              (o) any leases or subleases to other persons of properties or assets owned or leased by a Restricted Subsidiary;

              (p) Liens consisting of interests of lessors under capital leases permitted by Section 6.01;

              (q) Liens securing judgements for the payment of money in an aggregate amount not in excess of $7,500,000 (to the extent not covered by insurance) which judgements shall not be undischarged or stayed for a period of more than 30 consecutive days;

              (r) the replacement, extension or renewal of any Lien permitted by clause (b), (c) or (i) above, PROVIDED that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal and PROVIDED FURTHER that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

              (s) other Liens with respect to property or assets not constituting collateral for the Obligations with an aggregate fair market value of not more than $25,000,000 at any time;

              (t)  Permitted Receivables Financing; and

              (u) Liens representing the pledge of equity interests in joint ventures to secure call options with joint venture partners and to finance such joint ventures, provided that the aggregate amount of investment in such equity interests does not exceed $25,000,000.

         SECTION 6.05. PRIORITY OF LOAN PAYMENTS. (a) Until the Commitments have been terminated and the Obligations have been paid in full, directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of any Permitted Subordinated Indebtedness or directly or indirectly prepay any Permitted Subordinated Indebtedness prior to the stated maturity date of such Permitted Subordinated Indebtedness, make any payment or prepayment of any Permitted Subordinated Indebtedness which would violate the terms of this Agreement or of such Permitted Subordinated Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of the Permitted Subordinated Indebtedness or any subordination agreement applicable to such Permitted Subordinated Indebtedness.

         (b) Until the Commitments have been terminated and the Obligations have been paid in full, repay any Funded Debt of Holdings and the Restricted Subsidiaries except:

                (i)  the Obligations;

               (ii) payments of Funded Debt made in conformity with the regularly scheduled maturity thereof or mandatory prepayment provisions thereof;

              (iii) if no Default or Event of Default has occurred and is continuing or would result therefrom, refinancings permitted by Section 6.01;

                (iv) if no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments by a Restricted Subsidiary of its Funded Debt acquired in connection with a Permitted Business Acquisition;

                (v) if no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments of up to $10,000,000 in the aggregate of other Funded Debt of the Restricted Subsidiaries;

               (vi) repayments of the Existing Revolving Credit Loans and Swing Line Loans (as defined in the Existing Credit Agreement);

              (vii) so long as the Loans are ratably prepaid in the same proportion, optional prepayments of the Existing Term Loans; and

              (viii) prepayment of Indebtedness permitted under Section 6.01(k) (subject to Section 6.07(n)), (s) or (u).

         SECTION 6.06. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby Holdings or any Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASE-BACK TRANSACTION"), other than any Sale and Lease-Back Transaction which involves a sale by the Borrower or a Restricted Subsidiary solely for cash consideration on terms not less favorable than would prevail in an arms'-length transaction and which (a) results in a Capital Lease Obligation or an Operating Lease, in either case entered into to finance a Capital Expenditure permitted by Section 6.03 consisting of the initial acquisition by such subsidiary of the property sold or transferred in such Sale and Lease-Back Transaction, PROVIDED that such Sale and Lease-Back Transaction occurs within 270 days after such acquisition or (b) results in a Capital Lease Obligation or an Operating Lease entered into for any other purpose (provided that any such Sale and Lease-Back Transaction in reliance upon this clause (b) shall be deemed to be a Prepayment Event).

         SECTION 6.07. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in (collectively, an "INVESTMENT"), any other person, except:

              (a) Permitted Investments and Investments that were Permitted Investments when made;

              (b) Investments by Holdings in the Borrower, Investments by a Restricted Subsidiary in a Domestic Restricted Subsidiary and Investments by Foreign Restricted Subsidiaries in other Foreign Restricted Subsidiaries;

              (c) Investments arising out of the receipt by the Borrower of noncash consideration for the sale of assets permitted under Section
         6.08 provided that such consideration (if the stated amount or value thereof is in excess of $1,000,000) is pledged upon receipt pursuant to the Pledge Agreement;

              (d) intercompany loans permitted to be incurred as Indebtedness under Section 6.01(d);

              (e)   Investments   by  a   wholly-owned   Restricted   Subsidiary
         constituting Permitted Business Acquisitions;

              (f) (i) loans and advances to employees of any Restricted Subsidiary not to exceed $300,000 at any time outstanding to any one employee and not to exceed $2,000,000 in the aggregate at any time outstanding and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

              (g) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

              (h) an Investment by the Borrower or any of the Restricted Subsidiaries in any Finance Subsidiary that the Borrower is incorporating, but only to the extent necessary to incorporate such Finance Subsidiary and acquire its capital stock and subordinated indebtedness in connection with sales of receivables, all with the minimum capitalization necessary;

              (i) investments, other than investments listed in clauses (a) through (h) of this Section, existing on the Closing Date and set forth on Schedule 6.07;

              (j)  the ESOP Loans;

              (k) Investments the sole consideration for which by Holdings and the Restricted Subsidiaries is capital stock of Holdings PROVIDED that, after giving effect thereto, no Default or Event of Default under paragraph (m) of Article VII shall have occurred;

              (l) if no Default or Event of Default exists immediately before or after giving effect to such Investment, other Investments, including joint ventures and Investments in Unrestricted Subsidiaries, provided that (i) the consideration for all such Investments (whether cash or property, as valued at the time of such Investment) does not exceed (net of any return representing return of capital of (but not return on) any such Investment) at any time, together with the amount of outstanding intercompany loans under Section 6.01(d)(iv) and outstanding Indebtedness under Section 6.01(r), $200,000,000 PLUS the Foreign Currency Fluctuation Amount in the aggregate and (ii) the consideration for Investments in Unrestricted Subsidiaries (whether cash or property, as valued at the time of such Investment) does not exceed (net of any return representing return of capital of (but not return on) any such Investment) at any time $75,000,000 in the aggregate;

              (m) Investments resulting from pledges and deposits referred to in
         Section 6.04(f); and

              (n) the purchase of any JPS Automotive Senior Notes not put pursuant to the change of control provision relating thereto, provided that the aggregate premium paid by and interest purchased by the Borrower and its subsidiaries for all JPS Automotive Senior Notes outstanding on the date hereof shall not exceed $20,000,000.

None of Holdings and the Restricted Subsidiaries may make any Investment in Unrestricted Subsidiaries except as described in the definition of "Unrestricted Subsidiaries" set forth in Section 1.01.

         SECTION 6.08. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) or any capital stock of any subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section 6.08 shall not prohibit:

              (a) the purchase and sale of property and assets in the ordinary course of business by any Restricted Subsidiary;

              (b)  Sale and Lease-Back Transactions permitted by Section 6.06;

              (c)  Permitted Business Acquisitions;

              (d) sales, leases or transfers from one Restricted Subsidiary of the Borrower to the Borrower or to a Restricted Subsidiary provided any sale, lease or transfer by a Domestic Restricted Subsidiary to a Foreign Restricted Subsidiary shall not constitute a significant portion of the assets of such Domestic Restricted Subsidiary;

              (e) sales, leases or other dispositions of (i) inventory of the Restricted Subsidiaries determined by the Board of Directors of the Borrower to be no longer useful or necessary in the operation of the businesses of the Restricted Subsidiaries and (ii) assets of operations that were discontinued prior to the 1994 Closing Date;

              (f)  any Permitted Receivables Financing;

              (g) sales, leases or other dispositions of equipment or real property of the Restricted Subsidiaries determined by the Board of Directors of the Borrower to be no longer useful or necessary in the operation of the business of the Restricted Subsidiaries, PROVIDED that the Net Proceeds thereof in excess of $1,000,000 shall be used to prepay the Loans in accordance with Section 2.12(c) or used to purchase replacement assets or properties used for the same purpose as the equipment or real property disposed of within 12 months of the receipt thereof;

              (h) any Restricted Subsidiary may merge with any other Restricted Subsidiary, provided that (i) at the time of and immediately after giving effect to any such merger no Default or Event of Default shall have occurred, (ii) the Borrower shall be the surviving corporation of any merger involving the Borrower, and C&A Canada shall be the surviving corporation of any merger involving C&A Canada and (iii) no Restricted Subsidiary organized under the laws of a jurisdiction outside the United States may merge with a Domestic Restricted Subsidiary unless the Domestic Restricted Subsidiary is the surviving corporation;

              (i) the Restricted Subsidiaries may sell or otherwise dispose of assets having a fair market value, for all such transactions, not in excess of 25% of the fair market value as determined by the Board of Directors of the Borrower of the assets of the Restricted Subsidiaries at the 1994 Closing Date, provided that (i) each such sale shall be for a consideration determined in good faith by the Board of Directors of the Borrower to be at least equal to the fair market value (if any) of the asset sold, (ii) the aggregate amount of all noncash consideration included in such sale proceeds may not exceed 15% of the fair market value of the aggregate amount of all such sale proceeds; PROVIDED, HOWEVER, that obligations of the type referred to in clauses (a) and
         (b) of the definition of "Permitted Investments" (without regard to the maturity or the credit rating thereof) shall not be deemed non-cash proceeds if such obligations are promptly sold for cash and the proceeds of such sale are included in the calculation of Net Proceeds from such sale, (iii) the aggregate Net Proceeds of all such sales and dispositions since June 3, 1996 under this clause (i) in excess of $75,000,000 are applied to repay the Loans in accordance with Section 2.12(c) and the first $75,000,000 of such aggregate Net Proceeds since June 3, 1996 are either applied to the purchase of assets or properties used in the business of the Borrower and its Restricted Subsidiaries as permitted by Section 6.12 within 12 months of the receipt thereof or are applied to repay the Loans in accordance with Section 2.12(c) and
         (iv) no Default or Event of Default shall have occurred and be continuing immediately prior to or after such sale. Upon receipt by Holdings or any Restricted Subsidiary of Net Proceeds of any Specified Asset Sale occurring after the Closing Date, Borrower shall promptly deliver a certificate of a Responsible Officer to the Administrative Agent setting forth the amount of the Net Proceeds which Borrower expects to reinvest in replacement assets or property during the subsequent 12-month period which are not required to be applied to the repayment of the Loans. On the first anniversary of the receipt of such Net Proceeds, Borrower shall (i) deliver a certificate of a Responsible Officer to the Administrative Agent certifying as to the amount and use of such Net Proceeds actually reinvested in replacement assets or property during the preceding 12-month period and (ii) deliver to the Administrative Agent, for application in accordance with Section 2.12(c), an amount equal to the Applicable Share of the remaining uninvested Net Proceeds;

              (j)  Investments permitted by Section 6.07;

              (k) the consummation of the Wallcoverings Disposition; PROVIDED if the Wallcoverings Disposition is an asset sale and Holdings or any Restricted Subsidiary shall apply any net operating loss carry forwards ("NOLS") to reduce the taxes payable in respect of the gain on such sale, an amount equal to the taxes reduced by the application of any NOLS shall either (i) be reinvested in the business within twelve months or (ii) applied to prepay the Loans in accordance with Section 2.12(c), and the remaining Net Proceeds from any such sale shall be Available Wallcoverings Proceeds which the Borrower may retain in its sole discretion; and

              (l) the consummation of the Floorcoverings Disposition, the Net Proceeds of which the Borrower may retain in its sole discretion.

              Notwithstanding anything in this Section 6.08, Holdings and its subsidiaries shall not be permitted to sell any JPS Automotive Senior Notes held by them (except for sales to Restricted Subsidiaries).

         SECTION 6.09. TRANSACTIONS WITH AFFILIATES AND STOCKHOLDERS. Sell or transfer any property or assets to, or purchase or acquire any property or assets of, or otherwise engage in any other transactions with, any of its Affiliates (including Unrestricted Subsidiaries but excluding Restricted Subsidiaries) or any known holder of 10% or more of any class of capital stock of Holdings or any Unrestricted Subsidiary, except that Holdings or any of the Restricted Subsidiaries may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to each than would prevail on an arm's-length basis from unrelated third parties; PROVIDED that Holdings and the Restricted Subsidiaries may not pay any fees to an Affiliate (including an Unrestricted Subsidiary) for the provision of financial or advisory services if after giving effect thereto a Default or Event of Default shall have occurred and is continuing; and PROVIDED, FURTHER, that Holdings and the Restricted Subsidiaries may consummate the Wallcoverings Disposition.

         SECTION 6.10. SUBORDINATED INDEBTEDNESS. Amend or modify any instruments, agreements or documents evidencing or related to any Permitted Subordinated Indebtedness or designate any Indebtedness (other than Indebtedness incurred hereunder or under the Existing Credit Agreement) "Designated Senior Indebtedness" under the Senior Subordinated Notes, unless, in the judgement of the Required Lenders, any such amendment or modification or designation does not substantially affect either the rights or security interests granted to the Credit Agreement Creditors or the Collateral Agent or the first and superior position of the Obligations owed to the Credit Agreement Creditors relative to the second and inferior position of the holders of the notes or other instruments evidencing the Permitted Subordinated Indebtedness (without limiting the generality of the foregoing, it is understood that any increase in interest, fees or other amounts payable in connection therewith, or any amendment that imposes additional covenants or events of default or makes more restrictive the covenants or events of default contained therein, shall require the consent of the Required Lenders).

         SECTION 6.11. AMENDMENT OF CONSTITUTIVE DOCUMENTS; CHANGE IN CORPORATE STRUCTURE. (i) Permit any amendment or modification to be made to the certificate of incorporation or By-laws of Holdings or of any Restricted Subsidiary if such amendment or modification is materially adverse to the interests of the Lenders or (ii) permit any Restricted Subsidiary to issue any capital stock or other equity interest to any person other than the Borrower or its wholly owned subsidiaries; PROVIDED that Holdings and the Restricted Subsidiaries may consummate the Wallcoverings Disposition.

         SECTION 6.12. BUSINESS OF HOLDINGS AND RESTRICTED SUBSIDIARIES. (a) Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental or related thereto or (b) fail to maintain and operate such business in substantially the manner in which it is presently conducted and operated (other than as contemplated herein) if such failure would materially adversely affect the Credit Agreement Creditors; PROVIDED, HOWEVER, that the activities of Holdings shall be limited to (i) the ownership of the stock of the Borrower together with activities directly related thereto, (ii) the ownership of the stock of Unrestricted Subsidiaries described in clause (ii) of the definition of such term set forth in Section 1.01 together with activities directly related thereto, (iii) performance of its obligations under the Loan Documents and the Existing Credit Agreement and (iv) actions required by law to maintain its status as a public company.

         SECTION 6.13. RESTRICTIVE AGREEMENTS. Enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the granting of Liens, the provision of Guarantees or the payment of dividends or the making of loans or advances or transfers of property or assets by Holdings or any of the Restricted Subsidiaries other than restrictions (i) on the granting of Liens on assets that are encumbered by Liens permitted under clauses (b), (i), (k), (l), (r) or (t) of Section 6.04 or (ii) contained in agreements relating to Indebtedness not in excess of $10,000,000 in the aggregate, (iii) contained in agreements relating to Indebtedness permitted by Section 6.01 or (iv) negative pledges with respect to the Borrower's ownership interest in joint ventures contained in any joint venture documentation.

         SECTION 6.14. INTEREST COVERAGE RATIO. In the case of Holdings, permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters to be less than the ratio set forth below opposite the period which includes the last day of such period of consecutive fiscal quarters:

            PERIOD:                                         AMOUNT:

       Closing Date - Fiscal Year ended 1997               2.25 to 1.00
       Fiscal year 1998                                   2.75 to 1.00
       Thereafter                                         3.00 to 1.00

         SECTION 6.15. EBITDA. In the case of Holdings, permit its EBITDA for any period of twelve consecutive fiscal months ending on the last day of a fiscal year to be less than $175,000,000.

         SECTION 6.16. LEVERAGE RATIO. In the case of Holdings, permit the Leverage Ratio as of the last day of any fiscal quarter occurring during any period set forth below to be greater than the ratio set forth below for such period:

          QUARTER ENDING:                                 RATIO:

          1996 Fourth Quarter                              2.75 to 1.00*
          1997 First Quarter                               2.50 to 1.00*
          1997 Second Quarter - Fiscal year 1997           2.50 to 1.00
          Fiscal year 1998                                 2.25 to 1.00
          Thereafter                                       2.00 to 1.00

;provided, that if the Floorcoverings Disposition shall not have been consummated and the JPS Automotive Acquisition and the Perstorp Acquisition have been consummated, the maximum Leverage Ratio for the 1996 Fourth Quarter and the 1997 First Quarter shall be 3.50 and 3.00, respectively.

         SECTION 6.17. CURRENT RATIO. In the case of Holdings, permit the Current Ratio to be less than 1.25:1.00 on the last day of any fiscal quarter.

         SECTION 6.18. TAX SHARING. File or consent to the filing of any consolidated income tax return with any person (other than Holdings, the Restricted Subsidiaries and Unrestricted Subsidiaries that have entered into the existing Tax Sharing Agreements).

         SECTION 6.19. SIGNIFICANT SUBSIDIARIES. Permit the Significant Subsidiaries to account for less than 85% of the consolidated assets of Holdings at any time or 90% of the consolidated EBITDA of Holdings for any two consecutive periods of four fiscal quarters.

         SECTION 6.20. INACTIVE SUBSIDIARIES. Permit any Inactive Subsidiary, at any time, to fail to satisfy any of the criteria set forth in the definition of Inactive Subsidiary in Section 1.01.

Notwithstanding anything in the Loan Documents to the contrary, but subject to the proviso to the definition of Wallcoverings Disposition, Holdings and the Restricted Subsidiaries may engage in transactions in preparation for the Wallcoverings Disposition substantially as described or contemplated in the Preliminary Prospectus and may effectuate the Wallcoverings Disposition.

                                  ARTICLE VII.

                                EVENTS OF DEFAULT

         In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

              (a) any representation or warranty made or deemed made in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

              (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

              (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

              (d) default shall be made in the due observance or performance by the Borrower or Holdings or any subsidiary thereof of any covenant, condition or agreement contained in Section 2.12(c), 5.01(a), 5.05(a),
         5.08 or 5.10 or in Article VI;

              (e) default shall be made in the due observance or performance by the Borrower or Holdings or any subsidiary thereof of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days in the case of Sections 5.01(b), 5.02, 5.09 and 5.13 and 15 days in the case of all others, in each case after notice thereof from the Administrative Agent or any Lender to Holdings or the Borrower;

              (f) Holdings, any Restricted Subsidiary or any Significant Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness having an aggregate principal or notional amount in excess of $7,500,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreements or instruments evidencing or governing any Indebtedness having an aggregate principal amount in excess of $7,500,000 if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity; or a termination event or comparable event shall occur under the documents governing the Permitted Receivables Financing entitling the persons financing the receivables owned by the Finance Subsidiary to stop funding the purchase of receivables of all sellers of receivables to the Finance Subsidiary;

              (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
         (i) relief in respect of the Borrower or Holdings or any Significant Subsidiary, or of a substantial part of the property or assets of the Borrower or Holdings or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or comparable foreign law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or Holdings or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or Holdings or any Significant Subsidiary or (iii) the winding-up or liquidation of the Borrower or Holdings or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

              (h) the Borrower or Holdings or any Significant Subsidiary shall
         (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or comparable foreign law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or Holdings or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or Holdings or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
         (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

              (i) one or more judgments for the payment of money in an aggregate amount in excess of $7,500,000 (to the extent not covered by insurance) shall be rendered against Holdings, any Restricted Subsidiary or any Significant Subsidiary or any combination thereof and the same shall remain undischarged or stayed for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or any Restricted Subsidiary to enforce any such judgment;

              (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower, any Guarantor or any of their ERISA Affiliates to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06(b)(iii), the Administrative Agent shall have notified the Borrower in writing that
         (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

              (k) (i) the Borrower, any Guarantor or any of their ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower, any Guarantor or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $7,500,000 or requires payments exceeding $7,500,000 in any year;

              (l) the Borrower, any Guarantor or any of their ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower, the Guarantors and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $7,500,000;

              (m)  there shall have occurred a Change in Control;

              (n) (i) any Loan Document shall for any reason be asserted by Holdings or any of its subsidiaries not to be a legal, valid and binding obligation of the respective parties thereto, (ii) any security interest or Lien purported to be created by the Pledge Agreement and to extend to assets which are not immaterial to Holdings and its subsidiaries on a consolidated basis shall for any reason (except to the extent resulting from the negligent or wilful failure of the Collateral Agent to retain possession of the applicable collateral) cease to be, or any security interest or Lien purported to be created by the Pledge Agreement and to extend to any assets of Holdings or its subsidiaries shall for any reason be asserted by Holdings or any of its subsidiaries not to be, a valid, first priority perfected security interest (subject to no Liens other than Liens not prohibited by any applicable provision of the Loan Documents) in such collateral (other than cash proceeds which are not identifiable proceeds) or (iii) the Obligations and the guarantees thereof pursuant to the Guarantee Agreement shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Permitted Subordinated Indebtedness or such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms; or

              (o) the Finance Subsidiary shall engage in any business or activity other than the purchase of receivables from the Restricted Subsidiaries and the sale of such receivables and activities incidental thereto;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII.

                            THE ADMINISTRATIVE AGENT

         In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders. Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents (including the power to execute and deliver the Intercreditor Agreement if and when requested to do so by any holders of any Permitted Acquisition Indebtedness), together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. In acting as Collateral Agent The Chase Manhattan Bank shall be entitled to the rights and benefits, and subject to the obligations, set forth for


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                                       57



the Administrative Agent under this Article VIII, MUTATIS MUTANDIS, which
Article is hereby incorporated by reference, MUTATIS MUTANDIS, in each of the Guarantee Agreement and the Pledge Agreement.

         Neither the Administrative Agent nor any of its affiliates, directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Guarantor of any of the terms, conditions, covenants or agreements contained in any Loan Documents. The Administrative Agent shall not be responsible to the Lenders or the holders of the Notes for the due execution (other than by the Administrative Agent), genuineness, validity, enforceability (other than against the Administrative Agent) or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any Guarantor of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or affiliates and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, with the consent of the Borrower (not to be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, with the consent of the Borrower (not to be unreasonably withheld), which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which is also a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         With respect to the Loans made by it hereunder and the Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

         Each Lender recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Administrative Agent to determine whether the transactions contemplated hereby should be classified as "highly leveraged" or assigned any similar or successor classification, and that such determination may be binding upon the other Lenders. Each Lender understands that any such determination shall be made solely by the Administrative Agent based upon such factors (which may include, without limitation, the Administrative Agent's internal policies and prevailing market practices) as the Administrative Agent shall deem relevant and agrees that the Administrative Agent shall have no liability for the consequences of any such determination.

         Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; PROVIDED that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex or telecopy, as follows:

              (a) if to Holdings or to the Borrower, to it at 701 McCullough Drive, Charlotte, North Carolina 28262, Attention of Chief Financial Officer (Telecopy No. 704-548-2330) with copies to 210 Madison Avenue, 6th Floor, New York, New York 10016, Attention of General Counsel (Telecopy No. 212-578-1269);

               (b) if to the Administrative Agent, to it at 270 Park Avenue (10th Floor), New York, New York 10017, Attention of Rosemary Bradley (Telecopy No. 212-972-0009);

              (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex or telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.



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                                       59



         SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower and the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of the Notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15 and 9.05) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

         SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, the Administrative Agent and each Lender and their respective successors and assigns, except that none of the Borrower or Holdings shall have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

         SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consents shall not be unreasonably withheld or delayed), (ii) each assignment shall be in an amount of at least $5,000,000 (unless the assignor ceases to be a Lender), which amount shall be prorated downward as Loans are permanently repaid and Commitments are permanently reduced, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless agreed otherwise by the Administrative Agent, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.18 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any


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                                       60



Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at its address referred to in subsection 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The Administrative Agent shall separately record the names and addresses of each Lender that holds Notes in the Register. The Administrative Agent shall also record the amount of the Commitments of, and the aggregate principal amount of Loans owing to such Lender in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register as the owner of the Notes, the Commitments and the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Lenders. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit A hereto. Canceled Notes shall be returned to the Borrower. Notwithstanding anything to the contrary contained herein, no assignment under Section 9.04(b) of any rights or obligations under or in respect of the Notes or Loans evidenced by the Notes shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register. The Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section 9.04, including, without limitation, the Notes being assigned in connection with such transfer, and such other documents as the Administrative Agent may reasonably request.

         (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15, 2.18 and 9.06(a) to the same extent as if they were Lenders, PROVIDED, that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive


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                                       61



in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred, and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any final maturity date, in each case in respect of an Obligation in which the relevant participating bank or entity is participating, or releasing all or substantially all of the Pledged Securities or any Guarantor from the Guarantee Agreement unless all or substantially all of the capital stock of such subsidiary is sold in a transaction permitted by this Agreement). Each Lender will disclose the identity of its participants to the Borrower and Administrative Agent if requested by the Borrower or the Administrative Agent.

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by
Section 9.17.

         (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder.
         (i) Neither the Borrower nor Holdings shall assign or delegate any of its rights or duties hereunder.

         SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or CSI in connection with the syndication of the Commitments or the administration of this Agreement, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes issued hereunder, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Administrative Agent or any Lender (but no more than one such counsel for any Lender).

         (b) The Borrower agrees to indemnify the Administrative Agent, CSI and each Lender and each of their respective directors, officers, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the JPS Automotive Acquisition, the Perstorp Acquisition and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (treating, for this purpose only, any Lender and its directors, officers, employees and agents as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any Environmental Claim, and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred


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                                       62



by or asserted against any Indemnitee (and arising out of, or in any way connected with or as a result of, any of the events described in clause (i),
(ii) or (iii) of the preceding sentence) arising out of, in any way connected with, or as a result of (i) any Environmental Claim, (ii) any violation of any Environmental Law, or (iii) any act, omission, event or circumstance (including the actual, proposed or threatened, release, removal, disposition, discharge or transportation, storage, holding, existence, generation, processing, abatement, handling or presence on, into, from or under any present, past or future property of Holdings or any of its subsidiaries of any Contaminant), regardless of whether the act, omission, event or circumstance constituted a violation of Environmental Law at the time of its existence or occurrence; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such Environmental Claim is, or such, losses, claims, damages, liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its employers, officers, directors, employees or agents.

         (c) The Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs, and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

         (d) Holdings and the Borrower shall not, and shall not permit any of their subsidiaries to, bring any demand, claim, cost recovery or other action they may now or hereafter have against any Indemnitee resulting from any Environmental Claim; PROVIDED that this paragraph (d) shall not, as to any Indemnitee, apply to the extent that such Environmental Claim has been determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its employers, directors, officers, employees or agents.

         (e) Notwithstanding anything to the contrary in this Section 9.05, this
Section 9.05 shall not apply to taxes, it being understood that the Borrower's only obligations with respect to taxes shall arise under Sections 2.13 and 2.18 and Section 19 of the Guarantee Agreement.

         (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. RIGHT OF SETOFF; SHARING. (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

              (b) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, then due, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (g) or (h) of Article VII, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, then due, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or Holdings therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the final maturity of, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) extend any Loan Repayment Date (other than final maturity) or any other date on which principal of the Loans is due, or extend any date on which payment of interest on any Loan is due, without the prior written consent of Lenders with Loans representing at least 80% of the aggregate principal amount of the Loans then outstanding, (iii) increase or extend the Commitment or decrease the Commitment Fees or other fees of any Lender without the prior written consent of such Lender, or (iv) amend or modify the provisions of Section 2.09(c) or 2.16, the provisions of this Section or the definition of "Required Lenders", or release substantially all the Pledged Securities from the Lien of the Pledge Agreement or release any Guarantor from the Guarantee Agreement unless all or substantially all of the capital stock of such subsidiary is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent acting as such at the effective date of such agreement, as the case may be. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

         SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "CHARGES"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, PROVIDED that such excess amount shall be paid to such Lender on the subsequent payment dates to the extent not exceeding the legal limitation.

         SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

         SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of the Borrower and Holdings hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or Holdings or their properties in the courts of any jurisdiction.

         (b) Each of the Borrower and Holdings hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16. CONFIDENTIALITY. Each of the Lenders and the Administrative Agent agrees that it shall maintain in confidence any information relating to the Borrower furnished to it by or on behalf of the Borrower (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party, (y) has been independently developed by such party without violating this Section or (z) was available to such party from a third party having, to such party's knowledge, no obligation of confidentiality to the Borrower) and shall not reveal the same other than (i) to its directors, officers, employees and advisors with a need to know and (ii) as contemplated by Section 9.04(g), except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, of the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (b) as part of normal reporting or review procedures to Governmental Authorities, to the National Association of Insurance Commissioners or to its parent companies, Affiliates or auditors and
(c) in order to enforce its rights under any Loan Document in a legal proceeding.


         IN WITNESS WHEREOF, the Borrower, Holdings, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            COLLINS & AIKMAN PRODUCTS CO.


                            By /s/ J. Michael Stepp

                              Name: J. Michael Stepp
                              Title: Executive Vice President and CFO

                            COLLINS & AIKMAN CORPORATION


                           By /s/ J. Michael Stepp
                              Name: J. Michael Stepp
                              Title: Executive Vice President and CFO


                          THE CHASE MANHATTAN BANK, as
                           Administrative Agent and
                           Collateral Agent and as a Lender


                          By
                             Name:
                             Title:

                                     BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION, as a
                                         Lender


                                     By /s/ Linda A. Carper
                                         Name: Linda A. Carper
                                         Title: Managing Director

                                    Notice Address:
                                    333 Madison Avenue
                                    5th Floor
                                    New York, New York 10017
                                    Attention:  Ms. Linda Carper
                                    Telecopy:  (212) 503-7502

                                     BANK OF IRELAND - GRAND CAYMAN
                                     BRANCH, as a Lender


                                     By /s/ John Cusack
                                        Name: John G. Cusack
                                        Title: A.V.P.



                                    Address for Notices
                                    640 Fifth Avenue
                                    New York, New York  10019
                                    Attention:  John Cusack
                                    Telecopy:  (212) 586-7752

                                       THE BANK OF NEW YORK, as a Lender


                                       By
                                        Name:
                                        Title:



                                    Address for Notices
                                    One Wall Street
                                    22nd Floor
                                    New York, New York 10286
                                    Attention: Ann Marie Beeble
                                    Telecopy: (212) 635-6434

                                     THE BANK OF NOVA SCOTIA, as a Lender


                                       By /s/ W. E. Zarrett
                                           Name: William E. Zarrett
                                           Title: Senior Relationship Manager



                                     Address for Notices
                                     The Bank of Nova Scotia
                                     Atlanta Agency
                                     Suite 2700
                                     600 Peachtree Street, N.E.
                                     Atlanta, Georgia 30308
                                     Attention:  W.E. Zarrett
                                     Telecopy:  (404) 888-8998

                                     BANK OF TOKYO - MITSUBISHI TRUST
                                     COMPANY, as a Lender


                                       By /s/ J. Bruce Meredith
                                           Name: J. Bruce Meredith
                                           Title: SVP & Manager



                                     Address for Notices
                                     1251 Avenue of the Americas
                                     New York, New York  10020
                                     Attention:  Christopher Wilkens
                                     Telecopy:  (212) 782-6445

                                        BRANCH BANKING AND TRUST COMPANY, as
                                        a Lender


                                          By /s/ Thatcher Townsend
                                              Name:
                                              Title: Vice President



                                        Address for Notices
                                        110 South Stratford Road
                                        Suite 301
                                        Winston-Salem, North Carolina  27103
                                        Attention:  Thatcher Townsend
                                        Telecopy:  (910) 733-3254

                                        CIBC INC., as a Lender


                                          By /s/ Roger Colden
                                              Name: Roger Colden
                                              Title: Director



                                        Address for Notices
                                        Two Paces West
                                        2727 Paces Ferry Road
                                        Suite 1200
                                        Atlanta, Georgia  30339
                                        Attention:  Roger Colden
                                        Telecopy:  (770) 319-4954

                                        COMERICA BANK, as a Lender


                                          By /s/ Deborah Albrecht
                                              Name: Deborah Albrecht
                                              Title: Account Officer



                                        Address for Notices
                                        500 Woodward Avenue
                                        9th Floor
                                        Detroit, Michigan 48226-3265
                                        Attention: Deborah Albrecht
                                        Telecopy: (313) 222-3776

                                        CAISSE NATIONALE DE CREDIT AGRICOLE,
                                             as a Lender


                                          By /s/ David Bouhl
                                              Name: David Bouhl
                                              Title: First Vice President


                                        Address for Notices
                                        600 Travis, Suite 2340
                                        Houston, Texas 77002
                                        Attention:  Kenneth C. Coulter
                                        Telecopy:  (713) 223-7029

                                        CREDIT LYONNAIS, NEW YORK BRANCH AND
                                        CREDIT LYONNAIS ATLANTA AGENCY, as a
                                        Lender


                                          By /s/ R. Ivosevich
                                              Name: Robert Ivosevich
                                              Title: Senior Vice President


                                          By /s/ R. Ivosevich
                                              Name: Robert Ivosevich
                                              Title: Senior Vice President


                                        Address for Notices
                                        303 Peachtree Street, N.E.
                                        Suite 4400
                                        Atlanta, Georgia  30308
                                        Attention:  David Edge
                                        Telecopy:  (404) 584-5249

                                        CREDITANSTALT CORPORATE FINANCE, INC.,
                                        as a Lender


                                          By /s/ Craig Stamm
                                              Name: W. Craig Stamm
                                              Title: Senior Associate



                                        Address for Notices
                                        Two Ravinia Drive
                                        Suite 1680
                                        Atlanta, Georgia  30346
                                        Attention:  Bob Birringer
                                        Telecopy:  (404) 390-1851


                                        CREDITANSTALT CORPORATE FINANCE, INC.,
                                        as a lender

                                        By: /s/ Carl G. Drake
                                        Name: Carl G. Drake
                                        Title: Senior Associate

                                       DRESDNER BANK, A.G. NEW YORK AND
                                       GRAND CAYMAN BRANCHES, as a Lender


                                         By /s/ Thomas J. Nadramia
                                             Name: Thomas J. Nadramia
                                             Title: Vice President


                                         By /s/ John W. Sweeney
                                             Name: John W. Sweeney
                                             Title: A.V.P.


                                       Address for Notices
                                       190 South LaSalle Street
                                       Suite 2700
                                       Chicago, Illinois  60603
                                       Attention:  Brian Brodeur
                                       Telecopy:  (312) 444-1305

                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA, as a Lender


                                          By /s/ David Silander
                                              Name: David Silander
                                              Title: V.P.


                                        Address for Notices
                                        301 South Tryon Street
                                        Floor M-2
                                        Charlotte, North Carolina  28288-0145
                                        Attention:  David Trotter
                                        Telecopy: (704) 374-4000

                                        and

                                        201 South College Street
                                        Suite 1300
                                        Charlotte, North Carolina  28288-0656
                                        Attention:  Portfolio Management
                                        Telecopy:  (704) 374-4820

                                        FUJI BANK, as a Lender


                                          By /s/ Teiji Teramoto
                                              Name: Teiji Teramoto
                                              Title: Vice President & Manager



                                        Address for Notices
                                        2 World Trade Center
                                        79th Floor
                                        New York, New York  10088
                                        Attention:  Vincent Ingato
                                        Telecopy:  (212) 912-0516

                                        THE LONG-TERM CREDIT BANK OF JAPAN
                                        LTD., NEW YORK BRANCH, as a Lender


                                          By /s/ Shuichi Tajima
                                              Name: Shuichi Tajima
                                              Title: Deputy General Manager



                                        Address for Notices
                                        165 Broadway
                                        49th Floor
                                        New York, New York  10006
                                        Attention:  Jay Shankar
                                        Telecopy:  (212) 335-4524

                                        NATIONSBANK, N.A., as a Lender


                                          By /s/ J. Timothy Martin
                                              Name:
                                              Title:



                                        Address for Notices
                                        100 North Tryon Street, NC1-002-06-19
                                        Charlotte, NC  28255
                                        Attention:       J. Timothy Martin
                                        Telecopy No:  (704) 386-1270

                                        NBD BANK, as a Lender


                                          By /s/ Russell H. Liebetrau, Jr.
                                              Name: Russell H. Liebetrau, Jr.
                                              Title: Vice President



                                        Address for Notices
                                        611 Woodward Avenue
                                        Detroit, Michigan  48226
                                        Attention:  Philip Lowman
                                        Telecopy:  (313) 225-2649

                                     THE NIPPON CREDIT BANK, LTD., as a Lender


                                          By /s/ Clifford Abramsky
                                              Name: Clifford Abramsky
                                              Title: Senior Manager



                                        Address for Notices
                                        245 Park Avenue
                                        30th Floor
                                        New York, New York  10167
                                        Attention:  Cliff Abramsky
                                        Telecopy:  (212) 490-3895

                                       THE ROYAL BANK OF SCOTLAND PLC, as a
                                       Lender


                                         By /s/ D. Bonnar
                                             Name: Derek Bonnar
                                             Title: Vice President

                                       Address for Notices
                                       88 Pine Street
                                       26th Floor
                                       New York, New York  10005
                                       Attention:  Derek Bonnar
                                       Telecopy:  (212) 269-8929

                                        COOPERATIEVE CENTRALE RAIFFEISEN -
                                        BOERENLEENBANK B.A., "RABOBANK
                                        NEDERLAND", NEW YORK BRANCH


                                          By /s/ Ian Reece
                                              Name: Ian Reece
                                              Title: Vice President & Manager


                                          By
                                              Name:
                                              Title:

                                        Address for Notices
                                        1201 W. Peachtree Street
                                        Atlanta, Georgia 30309-3400
                                        Attention: Garry Weiss
                                        Telecopy: (404) 877-9150

                                        ALLIEDSIGNAL INC., as a Lender


                                          By
                                              Name:
                                              Title:

                                        Address for Notices
                                        461 Fifth Avenue
                                        22nd Floor
                                        New York, New York  10017
                                        Attention:  Mr. Niall Rosenzweig
                                        Telecopy:  (212) 867-9106

                                        SOCIETE GENERALE, as a Lender


                                          By /s/ Ralph Saheb
                                              Name: Ralph Saheb
                                              Title: Vice President & Manager



                                        Address for Notices
                                        Trammell Crow Center
                                        Suite 4800
                                        2001 Ross Avenue
                                        Dallas, Texas  75201
                                        Attention:  Meredith Carlisle
                                        Telecopy:  (214-754-0171)

                                        with a copy to:
                                        303 Peachtree Street
                                        Atlanta, Georgia  30308
                                        Attention:  Jerome Jacques
                                        Telecopy:  (404) 865-7419

                                       THE SUMITOMO BANK, LIMITED, as a Lender


                                          By /s/ Masaki Shinbo
                                              Name: Masaki Shinbo
                                              Title: General Manager

                                        Address for Notices
                                        133 Peachtree Street
                                        Suite 3210
                                        Atlanta, Georgia  30303
                                        Attention:  Gary Franke
                                        Telecopy:  (404) 528-1187

                                        THE SUMITOMO TRUST & BANKING CO., LTD.,
                                        as a Lender


                                          By /s/ Suraj P. Bhatia
                                              Name: Suraj P. Bhatia
                                              Title: Senior Vice President
                                                     Manager, Corporate Finance
                                                     Dept.


                                        Address for Notices
                                        527 Madison Avenue
                                        New York, New York  10022
                                        Attention:  Kristin Condon
                                        Telecopy:  (212) 418-4848

                                        SUNTRUST BANK, ATLANTA, as a Lender


                                          By /s/ Jeffrey D. Drucker
                                              Name: Jeffrey D. Drucker
                                              Title: Banking Officer


                                          By /s/ Brian K. Peters
                                              Name: Brian K. Peters
                                              Title: Vice President



                                        Address for Notices
                                        25 Park Place N.E., 26th Floor
                                        Atlanta, Georgia  30303
                                        Attention:  Jeffrey Drucker
                                        Telecopy:  (404) 658-4905

                                        TORONTO DOMINION (NEW YORK), INC., as a
                                        Lender


                                          By /s/ Wade C. Jacobson
                                              Name: Wade C. Jacobson
                                              Title: Managing Director



                                        Address for Notices
                                        909 Fannin Street
                                        Houston, Texas 77010
                                        Attention:  Debbie Greene
                                        Telecopy:  (713) 951-9921

                                        VAN KAMPEN AMERICAN CAPITAL PRIME
                                        RATE INCOME TRUST, as a Lender


                                          By /s/ Jeffrey Maillet
                                              Name: Jeffrey W. Maillet
                                              Title: Senior Vice President
                                                     & Director


                                        Address for Notices
                                        One Parkview Plaza
                                        Oakbrook Terrace, Illinois  60181
                                        Attention:  Jeffrey Maillett
                                        Telecopy:  (708) 684-6740

                                        WACHOVIA BANK OF NORTH CAROLINA, N.A.,
                                        as a Lender

                                        By /s/ Sarah T. Warren
                                           Name: Sarah T. Warren
                                           Title: Vice President

                                        Address for Notices
                                        400 South Tryon Street
                                        31st Floor
                                        Charlotte, North Carolina 28202-1915
                                        Attention: Sarah Warren
                                        Telecopy: (704) 378-5035

                                                             Schedule 1.01(A) to
                                                               Credit Agreement


                    APPLICABLE LEVELS AND APPLICABLE MARGINS



Ratio                              Eurodollar Loan Margin   ABR Loan Margin
------------------------------------------------------------------------------
Leverage Ratio GREATER THAN                1-3/4/%            3/4 of 1%
2.00:1.00
         or
Interest Coverage Ratio LESS THAN
2.75:1.00 ("Level 1")
------------------------------------------------------------------------------
Leverage Ratio LESS THAN OR EQUAL          1-1/2%              1/2 of 1%
to 2.00:1.00
         and
Interest Coverage Ratio GREATER
THAN OR EQUAL TO 2.75:1.00 ("Level
2")
-----------------------------------------------------------------------------
Leverage Ratio LESS THAN OR EQUAL          1-1/4%              1/4 of 1%
TO 1.50:1.00
         and
Interest Coverage Ratio GREATER
THAN 3.25:1.00 ("Level III")
------------------------------------------------------------------------------
Leverage Ratio LESS THAN or equal            1%                  0%
to 1.00:1.00
         and
Interest Coverage Ratio GREATER
THAN OR EQUAL TO 3.75:1.00 ("Level
IV")
==============================================================================



For purposes of the foregoing, the Applicable Margin for any date shall be determined by reference to the Leverage Ratio and Interest Coverage Ratio as of the last day of the Borrower's fiscal quarter most recently ended as of such date and any change in the Applicable Margin shall become effective upon the delivery to the Administrative Agent of a certificate of a Responsible Officer of the Borrower (which certificate may be delivered prior to delivery of the relevant financial statements) with respect to the financial statements to be delivered, pursuant to Section 5.04 for the most recently ended fiscal quarter
(a) setting forth in reasonable detail the calculation of the Interest Coverage Ratio and Leverage Ratio for and at the end of such fiscal quarter and (b) stating that the signer has reviewed the terms of this Agreement and other Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period, and that the signer does not have knowledge of the existence as at the date of such officers' certificate of any Event of Default or Default and shall apply (i) to ABR Loans outstanding on such delivery date or made on and after such delivery date and (ii) to Eurodollar Loans made on and after such delivery date; PROVIDED, HOWEVER, that if the proceeds of such Loans are used to finance a Permitted Business Acquisition, and either the Leverage Ratio or Interest Coverage Ratio, after giving effect to such Permitted Business Acquisition on a PRO FORMA basis, would result in a change in the Applicable Margin, such change shall become effective for all purposes simultaneously with the making of such Loans and shall apply (i) to ABR Loans outstanding on such date or made on or after such date and (ii) to Eurodollar Loans made on or after such date. It is understood that the foregoing certificate of a Responsible Officer shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to Section 5.04. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the Compliance Certificate with respect to a fiscal quarter following the date the delivery thereof is due, the Leverage Ratio and Interest Coverage Ratio shall be deemed, solely for the purposes of this definition, to be greater than 2.00:1.00 and less than 2.75:1.00, respectively, until such time as Borrower shall deliver such Compliance Certificate.

                                                               SCHEDULE 2.01 TO
                                                                CREDIT AGREEMENT

                                   COMMITMENTS


      Lender                                                      Commitment


The Chase Manhattan Bank                                     $ ______________
270 Park Avenue
New York, New York 10017
Attention:
Telephone:  (212) 270-
Telecopy:    (212)

                                                             SCHEDULE 2.11(a) TO
                                                                CREDIT AGREEMENT


                         TERM LOAN AMORTIZATION SCHEDULE

         Term Loan Repayment Date                        Repayment

          1      December 4, 1997                        $   27,000,000
          2      January 13, 1998                             9,500,000
          3      April 13, 1998                               9,500,000
          4      July 13, 1998                                9,500,000
          5      October 13, 1998                             9,500,000
          6      January 13, 1999                            10,250,000
          7      April 13, 1999                              10,250,000
          8      July 13, 1999                               10,250,000
          9      October 13, 1999                            10,250,000
          10     January 13, 2000                            10,500,000
          11     April 13, 2000                              10,500,000
          12     July 13, 2000                               10,500,000
          13     October 13, 2000                            10,500,000
          14     January 13, 2001                            10,250,000
          15     April 13, 2001                              10,250,000
          16     July 13, 2001                               10,250,000
          17     October 13, 2001                            10,250,000
          18     January 13, 2002                            11,000,000